                                  SCHEDULE 14A
                                 (RULE 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
                                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Section 240.14a-12

                               rStar Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

Dear Fellow Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of rStar Corporation ("RSTAR" or the "COMPANY") to be held on June 28, 2002, beginning at 10:00 a.m. at 3000 Executive Parkway, Suite 150, San Ramon, California 94583 (the "SPECIAL MEETING"). The business to be conducted at the Special Meeting is set forth in the formal notice that follows.

     On April 23, 2001, we entered into an agreement with Spacenet Inc. ("SPACENET"), a wholly-owned subsidiary of our majority owner Gilat Satellite Networks Ltd. ("GILAT"), pursuant to which we agreed to satisfy approximately $45 million in capital lease obligations and other accrued liabilities owed by us to Spacenet through the issuance of 19,396,552 shares of our common stock, $0.01 par value per share ("COMMON STOCK") (the "SPACENET TRANSACTION"). On May 21, 2001, we consummated the Spacenet Transaction and issued 19,396,552 shares of Common Stock to Gilat Satellite Networks (Holland) B.V., an affiliate of Spacenet. Because the total present value of rStar's capital lease and other accrued liabilities owed by us to Spacenet was approximately $45 million, the 19,396,552 shares of Common Stock were issued to Spacenet at a per share price of $2.32 (the price at which Gilat had previously acquired shares of Common Stock and a substantial premium over the approximately $0.72 per share price on the date of Spacenet Transaction). As a result of the Spacenet Transaction, Gilat's beneficial ownership of the outstanding shares of our Common Stock increased to approximately 65.6%.

     Under applicable law, the Spacenet Transaction did not require the approval of our stockholders. However, we have recently been advised by the Nasdaq National Market, Inc. that, in order to maintain the listing of our Common Stock on the Nasdaq SmallCap Market (where the shares are listed starting May 31, 2002), we are required to seek stockholder ratification of the Spacenet Transaction. Regardless of whether or not the Spacenet Transaction is ratified by our stockholders, the Spacenet Transaction will remain in place and not be impacted. However, the failure of our stockholders to ratify the consummation of the Spacenet Transaction could result in our Common Stock being delisted from Nasdaq.

     Prior to the consummation of the Spacenet Transaction, Gilat beneficially owned approximately 51% of Common Stock. Gilat has advised us that it intends to vote its shares in favor of proposal to approve the ratification of the Spacenet Transaction. Stockholders holding approximately 73.56% of the outstanding shares of Common Stock previously entered into a voting agreement whereby they have agreed to vote all of their shares of Common Stock "FOR" the proposal to ratify the Spacenet Transaction. Accordingly, we expect the proposal to approve the ratification of the Spacenet Transaction to be approved at the Special Meeting.

     Only stockholders of record at the close of business on May 31, 2002 (the "RECORD DATE") will be entitled to vote at the Special Meeting.

     YOUR VOTE IS VERY IMPORTANT. TO VOTE YOUR STOCK, YOU MAY SIGN AND RETURN THE ENCLOSED PROXY CARD OR ATTEND THE SPECIAL MEETING. I URGE YOU TO VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE RATIFICATION OF THE SPACENET TRANSACTION.

     I encourage you to read the entire Proxy Statement, including the appendices, completely and carefully.

                                          Very truly yours,

                                         /s/ LANCE MORTENSEN
                                          --------------------------------------
                                          Lance Mortensen, President and
                                          Chief Executive Officer

                                  [rSTAR LOGO]

                               RSTAR CORPORATION
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 2002
                             ---------------------

To Our Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of rStar Corporation ("RSTAR" or the "COMPANY") will be held at the Company's executive offices, located at 3000 Executive Drive, Suite 150, San Ramon, California 94583, on June, 28, 2002 at 10:00 a.m., local time (the "SPECIAL MEETING"). The Special Meeting is being held for the following purpose:

        To ratify the May 21, 2001 issuance of 19,396,552 shares of Common Stock, par value per share of $.0.01, to Gilat Satellite Networks (Holland) B.V., an affiliate of Spacenet Inc. ("SPACENET"), in consideration for satisfaction of approximately $45 million in capital lease and other accrued liabilities then owed by rStar to Spacenet.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE SPACENET TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION.

     Pursuant to our Bylaws, our Board of Directors has fixed the close of business on May 31, 2002 as the record date (the "RECORD DATE") for the determination of those stockholders who will be entitled to notice of and to vote as the Special Meeting and any adjournments of postponements thereof. Therefore, only record holders of our Common Stock held at the close of business on the Record Date are entitled to notice of, and to vote shares of our Common Stock held by them on the Record Date at the Special Meeting and any adjournments or postponements thereof.

     If you plan to attend the Special Meeting, please be prepared to present valid picture identification. If you hold your shares of Common Stock through a broker or other nominee, proof of ownership will be accepted by rStar only if you bring either a copy of the voting instruction card provided to you by your broker or nominee, or a copy of a brokerage statement showing your share ownership in rStar as of the Record Date.

     Whether or not you expect to attend the Special Meeting, I urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Special Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares of our Common Stock will be represented at the Special Meeting.

                                          By the Order of the Board of Directors
                                          of rStar Corporation.

                                         /s/ LANCE MORTENSEN
                                          --------------------------------------
                                          Lance Mortensen
                                          Chairman of the Board,
                                          Chief Executive Officer and President

San Ramon, California 94583
June 11, 2002

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    3
SUMMARY.....................................................    7
rSTAR'S BUSINESS............................................    9
rSTAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   10
SPACENET TRANSACTION........................................   11
  The Spacenet Transaction..................................   11
  Background................................................   11
  Past Contracts between rStar and Gilat....................   12
  Negotiations between rStar and Gilat......................   14
  The Annual Meeting........................................   21
  Nasdaq Proceedings........................................   21
  Voting Requirements.......................................   22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   24
  Principle Stockholders....................................   24
SELECTED FINANCIAL DATA OF rSTAR CORPORATION................   26
FINANCIAL STATEMENTS........................................   27
OTHER MATTERS...............................................   29
APPENDIX A rStar Unaudited Financial Statements as of June
           30, 2001.........................................  A-1
APPENDIX B Pro Forma Financial Statements...................  B-1
APPENDIX C Executive Compensation and other information for
           the year ended December 31, 2000.................  C-1

                               RSTAR CORPORATION
                       3000 EXECUTIVE PARKWAY, SUITE 150
                              SAN RAMON, CA 94583
                                 (925) 543-0300
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 2002

     This Proxy Statement and the enclosed Proxy Card are being furnished to holders, as of May 31, 2002 (the "RECORD DATE"), of common stock, par value $0.01 per share ("COMMON STOCK") of rStar, in connection with the solicitation of proxies by the Board of Directors of rStar (the "BOARD") for use at the Special Meeting to be held at the Company's executive offices, 3000 Executive Parkway, Suite 150, San Ramon, California 94583, on June 28, 2002 at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the sole purposes set forth herein and in the attached Notice of Special Meeting of Stockholders.

     On April 23, 2001, we entered into an agreement with Spacenet, a wholly-owned subsidiary of our majority owner Gilat, pursuant to which we agreed to satisfy approximately $45 million in capital lease obligations and other accrued liabilities owed by us to Spacenet through the issuance of 19,396,552 shares of our Common Stock (the "SPACENET TRANSACTION"). On May 21, 2001, we consummated the Spacenet Transaction and issued 19,396,552 shares of Common Stock to Gilat Satellite Networks (Holland) B.V. ("GILAT HOLLAND") an affiliate of Spacenet. Because the total present value of rStar's capital lease and other accrued liabilities owed by us to Spacenet was approximately $45 million, the 19,396,552 shares of Common Stock were issued by us to Spacenet at per share price of $2.32 (the price at which Gilat had previously acquired shares of Common Stock and a substantial premium over the approximately $0.72 per share price on the date of Spacenet Transaction). As a result of the consummation of the Spacenet Transaction, Gilat's beneficial ownership of the outstanding shares of our Common Stock increased to approximately 65.6%.

     Under applicable law, the Spacenet Transaction did not require the approval of our stockholders. However, we have recently been advised by the Nasdaq National Market, Inc. (the "NASDAQ") that, in order to maintain the listing of our Common Stock on either the Nasdaq National Market (where the shares are currently listed) or on the Nasdaq SmallCap Market (where the shares will be listed starting May 31, 2002), we are required to seek stockholder ratification of the Spacenet Transaction. Regardless of whether or not the consummation of the Spacenet Transaction is ratified by our stockholders, the Spacenet Transaction will remain in place and not be impacted. However, the failure of our stockholders to ratify the consummation of the Spacenet Transaction could result in our Common Stock being delisted from Nasdaq.

     We are holding the Special Meeting to ratify the consummation of the Spacenet Transaction. Prior to the consummation of the Spacenet Transaction, Gilat beneficially owned approximately 51% of our outstanding shares of Common Stock. Gilat has advised us that it intends to vote those shares in favor of the proposal to ratify the Spacenet Transaction. Stockholders holding approximately 73.56% of the outstanding shares of Common Stock previously entered into a voting agreement whereby they have agreed to vote all of their shares of Common Stock "FOR" the proposal to ratify the Spacenet Transaction. Accordingly, we expect the proposal to ratify the Spacenet Transaction to be approved at the Special Meeting. The 19,396,552 shares of Common Stock issued to Gilat Holland upon the consummation of the Spacenet Transaction will not be voted at the Special Meeting and will not be counted in determining the outcome of the vote.

     Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the Record Date, 63,802,563 shares of Common Stock were outstanding, and we had approximately 135 stockholders of record. The Common Stock is the only outstanding class of securities of the Company entitled to vote at the Special Meeting. Because the 19,396,552 shares of Common Stock issued to Gilat Holland upon the consummation of the Spacenet Transaction will not be voted at the Special Meeting and will not be counted in determining the outcome of the vote, on the Record Date there are 44,406,011 shares of Common Stock entitled to vote at the Special Meeting.

     The Special Meeting has been called for the sole purpose of considering and voting upon the proposal to ratify the Spacenet Transaction.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SPACENET TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION.

     Accompanying this Proxy Statement is the Board's Proxy for the Special Meeting, which you may use to indicate your vote on the proposal described in this Proxy Statement. All Proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will unless otherwise directed by the stockholder be voted in accordance with the recommendations of the Board set forth in this Proxy Statement.


     This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about June 12, 2002.

                             QUESTIONS AND ANSWERS

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: You are receiving these materials for two reasons. First, we are seeking ratification for the issuance of 19,396,552 shares of our Common Stock on May 21, 2001 to Gilat Holland in full satisfaction of our capital lease and other accrued liabilities to Spacenet. Second, because we did not hold an annual meeting for the year ended December 21, 2000, we failed to timely comply with the annual meeting requirement of Nasdaq Marketplace Rule 4350(e). In order to be assured that our stockholders have obtained the information that would have been included in a proxy statement for our 2000 annual meeting, along with this proxy statement we are delivering a copy of our annual report on Form 10-K for the year ended December 31, 2000. We are also providing certain other information that you would have received in connection with an annual meeting for the year ended December 31, 2000 with this proxy statement.

Q:  WHY ARE YOU SEEKING RATIFICATION FOR THE TRANSACTION TODAY?

A: On May 21, 2001, we issued 19,396,552 shares of our Common Stock to Gilat Holland, an affiliate of Spacenet. Under applicable law, stockholder approval was not required for the consummation of the Spacenet Transaction. Accordingly, at that time, we did not seek stockholder approval for the issuance of our Common Stock. However, the staff of the Nasdaq has advised us that it is their position that pursuant to Nasdaq Marketplace Rules 4350(i)(1)(C)(i) and 4350(i)(1)(C)(ii), we are required to obtain stockholder approval for the Spacenet Transaction in order to maintain our Nasdaq listing. On May 1, 2002, the Nasdaq Listing and Hearing Review Council (the "LISTING COUNCIL") notified us that unless we sought shareholder ratification for the Spacenet Transaction within 60 days, our Common Stock would be delisted immediately. We are holding this meeting to comply with the Listing Council's requirements.

     On May 28, 2002, the Nasdaq Listing Qualification Panel (the "PANEL") granted our request to transfer the listing of our Common Stock to the Nasdaq SmallCap Market effective with the opening of business on Friday, May 31, 2002 pursuant to a few conditions. One of the conditions requires us to obtain stockholder ratification for the Spacenet Transaction on or before June 30, 2002.

Q. WHAT ARE THE VOTING REQUIREMENTS IN ORDER TO APPROVE THE PROPOSAL TO RATIFY THE STARBAND TRANSACTION?

A: As of the Record Date, we had 63,802,563 shares of Common Stock outstanding. For the purpose of approving the proposal to ratify the Spacenet Transaction, we will not count as outstanding the 19,396,552 shares of Common Stock we issued in that transaction. Therefore, for approval of the proposal to ratify the Spacenet Transaction, 44,406,011 shares of our Common Stock are deemed to be entitled to vote at the Special Meeting.

     Approval of the proposal to ratify the Spacenet Transaction requires a majority of the outstanding shares of our Common Stock [i.e., 44,406,011] present in person or represented by proxy and entitled to vote theron.

Q:  ARE THERE ANY AGREEMENTS REGARDING THE VOTING OF SHARES?

A: Yes. Gilat and three of our current directors, collectively holding approximately 73.56% of the outstanding shares of Common Stock entitled to vote on the proposal to ratify the Spacenet Transaction at the Special Meeting, entered into a voting agreement pursuant to which each party has informed us that they will vote their shares of Common Stock in favor of the proposal to ratify the Spacenet Transaction. Gilat beneficially owned approximately 51% of our Common Stock prior to the consummation of the Spacenet Transaction. Accordingly, we expect the proposal to ratify the Spacenet Transaction to be approved.

Q: HAS THE COMPANY RECEIVED ANY NOTIFICATIONS FROM THE NASDAQ REGARDING ITS COMMON STOCK?

A: Yes. On May 8, 2002, we received a notice from the Nasdaq National Market regarding non-compliance with certain of the Nasdaq National Market's continued listing require-ments and other rules that, if unremedied, could result in the delisting of our Common Stock from the Nasdaq National Market. In particular, we were advised that our Common Stock would be delisted if, by June 30, 2002, we do not obtain stockholder ratification of the Spacenet Transaction. Such ratification would bring us into compliance with the shareholder approval requirements contained in Nasdaq Marketplace Rules 4350(i)(1)(c)(i) and
    (ii). Further, we were advised that our Common Stock could be delisted because (i) the price of our Common Stock did not maintain a minimum closing bid price of $1.00 for more than 30 consecutive trading days in accordance with Nasdaq Marketplace Rule 4450(a)(5) and (ii) we failed to hold an annual meeting for the year ended December 31, 2000 in accordance with Nasdaq Marketplace Rules 4350(e) and 4350(g). On May 17, 2002, we received a notice from the Nasdaq National Market formally notifying us that we did not comply with the minimum closing bid price requirements of Nasdaq Marketplace Rule 4450(a)(5).

    On May 28, 2002, the Panel granted our request to transfer the listing of our Common Stock to The Nasdaq SmallCap Market effective with the opening of business on Friday, May 31, 2002 subject to a few conditions. We must obtain stockholder ratification for the Spacenet Transaction on or before June 30, 2002. The proxy statement for this meeting must contain all relevant information for fiscal 2000 and an explanation as to why we failed to hold an annual meeting for fiscal 2000. Finally, on or before August 13, 2002, we must demonstrate compliance with the $1.00 minimum bid price requirement for our Common Stock. The Panel also required us to comply with all requirements for continued listing on the Nasdaq SmallCap Market. If we fail to comply with any of the terms of the exceptions as required by the Panel, our Common Stock will be delisted from the Nasdaq Stock Market.

    Starting May 31, 2002, our trading symbol will include a fifth character appended to our trading symbol. In other words, our symbol will be changed from "RSTR" to "RSTRC". This fifth character may be removed from our trading symbol once the Panel determines that we have complied with the conditions.

Q: WHAT ACTION DOES THE COMPANY INTEND TO TAKE TO ADDRESS DEFICIENCIES NOTED BY THE NASDAQ NATIONAL MARKET, AS MENTIONED ABOVE?

A: With respect to ratification of the Spacenet Transaction, we are calling this Special Meeting of our stockholders to ratify the Spacenet Transaction. As for our annual meeting deficiency, we note that, although we did not hold our 2000 annual meeting, on April 30, 2002, we held our annual meeting for the year ended December 31, 2001. The proxy statement for that meeting contained detailed information regarding the Company and our financial results, among other things. However, as required by the Panel, along with this proxy statement we are delivering a copy of our annual report on Form 10-K for the year ended December 31, 2000 and certain other information that our stockholder would have received in connection with an annual meeting for the year ended December 31, 2000. Finally, as a result of our failure to maintain a minimum closing bid price of at least $1.00, effective with the opening of business on May 31, 2002, our listing will be transferred from the Nasdaq National Market to the Nasdaq SmallCap Market. Our symbol on the Nasdaq SmallCap is "RSTRC". We have until August 13, 2002 to demonstrate that the price of our Common Stock complies with the minimum bid requirement of $1.00.

    Notwithstanding the foregoing efforts, no assurances can be given that we will be able to comply with the continuing listing requirements of the Nasdaq SmallCap Market, the conditions noted by the Panel on May 28, 2002 or that as of August 13, 2002, our Common Stock will achieve a minimum closing bid price of at least $1.00 per share for 10 consecutive days. As a result, our Common Stock could be delisted from the Nasdaq in the future. If delisted, we expect to pursue other alternatives including seeking to have our shares of Common Stock traded on the Over the Counter Bulletin Board.

Q: WHAT HAPPENS IF THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION IS NOT APPROVED AT THE SPECIAL MEETING?

A: If the proposal to ratify the Spacenet Transaction is not approved at the Special Meeting, we will be delisted immediately by the Nasdaq. This means that our Common Stock will not be listed on the Nasdaq Stock Market. Even if the Spacenet Transaction is not ratified at the Special Meeting, the Spacenet Transaction will be unaffected and we will not rescind the issuance of our Common Stock to Gilat Holland.

Q:  WHEN AND WHERE IS THE SPECIAL MEETING?

A: The Special Meeting will be held on June 28, 2002, at the Company's executive offices, located at 3000 Executive Parkway, Suite, 150, San Ramon, California 94583 at 10:00 a.m., local time.

Q:  WHO CAN VOTE ON THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION?

A: Holders of Common Stock at the close of business on May 31, 2002, the Record Date relating to the Special Meeting, may vote to approve the proposal to ratify the Spacenet Transaction.

Q:  WHAT DO I NEED TO DO NOW?

A: Read this Proxy Statement. Then, if you choose to vote by proxy, complete your proxy card and indicate how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as possible. You should complete, sign and return your proxy card even if you currently expect to attend the Special Meeting and vote in person. Mailing in a proxy card now will not prevent you from later canceling or "revoking" your proxy right up to the day of the Special Meeting, and you will ensure that your shares get voted if you later find you are unable to attend. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the proposal to approve the ratification of the Spacenet Transaction.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before the vote is taken at the Special Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of rStar at 3000 Executive Parkway, Suite 150, San Ramon, California 94583. We must receive the notice or new proxy card before the vote is taken at the Special Meeting. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Q:  WHAT IF I WISH TO ABSTAIN?

A: If you wish to abstain, you may do so by specifying that your vote in any matter be withheld in the manner provided in the enclosed proxy card. For purposes of the vote for the ratification of the Spacenet Transaction, abstentions and broker non-votes will be counted as votes cast against the ratification of the Spacenet Transaction.

Q:  WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held in your name, you must return your proxy card (or attend the Special Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensured that your shares will be voted on all the proposals at the Special Meeting.

Q:  WHO PAYS THE COST OF SOLICITATION OF MY PROXY?

A: The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by us.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you tell the broker how to vote to do so, follow the directions your broker provides, without instructions, your broker will not vote your shares and the failure to vote will have the same effect as a vote against the approval of the Ratification.

Q:  WHO CAN HELP ANSWER YOUR QUESTIONS?

A:  If you have more questions about the Special Meeting, you should contact:

    rStar Corporation
    3000 Executive Parkway, Suite 150
    San Ramon, CA 94583
    Attention: David Wallace, Esq.
                Secretary and General Counsel
    Telephone: (925) 543-0300

                                    SUMMARY

     We urge you to read this entire document and the documents we refer to in this document. These documents will give you a more complete description of the transactions we are proposing.

rSTAR CORPORATION

     rStar is a Delaware corporation, headquartered in San Ramon, California. rStar was founded in June 1997 and until March 2001, operated under the name ZapMe! Corporation. Prior to October 2000, rStar's principal focus was on building an advertiser-supported network serving the education market. rStar commenced operations in September 1997 and began offering sponsorships through its proprietary network in December 1998. Over the next several years, rStar built one of the country's largest broadband Internet Media Networks dedicated to education. rStar currently develops, provides and manages satellite-based networks for deployment across user communities of interest. rStar's core products include remote high-speed Internet access, data delivery, high-quality video and networking services distributed through its satellite broadband Internet gateway and bi-directional solutions. rStar's technology assures instantaneous, consistent, secure and reliable delivery of content within the rStar network.

GILAT SATELLITE NETWORKS LTD.

     Gilat Satellite Networks Ltd. is a leading provider of products and services for satellite-based communications based on very small aperture terminals, referred to in the network communications industry as VSATs. These small units, which attach to personal computers, enable the transmission of data, voice and images to and from certain satellites. Prior to the Spacenet Transaction, Gilat beneficially owned approximately 51% of the outstanding shares of our Common Stock. Following the consummation of the Spacenet Transaction, Gilat beneficially owned approximately 65.6% of the outstanding shares of our Common Stock.

THE SPACENET TRANSACTION

     On June 11, 1999, we entered into a service agreement with Spacenet for equipment, installation, maintenance and space segment for a fixed fee per school installment. Shortly after that time, Spacenet began installing and leasing satellite equipment, providing maintenance services, space segment and operation services required by this agreement. This agreement was subsequently amended to expand Spacenet's responsibilities to provide a complete end-to-end, two-way broadband solution and to increase the minimum number of sites. On April 23, 2001, we entered into an agreement with Spacenet pursuant to which we agreed to satisfy approximately $45 million in capital lease obligations and other accrued liabilities owed by us to Spacenet through the issuance of 19,396,552 shares of Common Stock. We consummated that transaction and satisfied, in full, our capital lease and other accrued liabilities to Spacenet through the issuance of 19,396,552 shares of Common Stock to Gilat Holland, an affiliate of Spacenet, on May 21, 2001.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On May 28, 2002, our directors, director designees and executive officers, their immediate family members and beneficial stockholders owned or had the right to purchase 11,122,928 shares, or approximately 17.21% of the outstanding shares of our Common Stock.

SAFE HARBOR STATEMENT

     This proxy statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to expectations concerning matters that are not historical facts. We generally identify forward-looking statements by the use of terminology such as "may," "will," "expect," "intend," "plan," "estimate," "anticipate," "believe," or similar phrases or words, or by discussions of our strategy that involve risks and uncertainties. Although rStar believes that such forward-looking statements are reasonable, it cannot assure you that such expectations will prove to have been correct. The actual future performance of rStar could differ materially from these forward-looking statements. Important factors that could cause actual results to differ materially from such expectations are disclosed herein including, without limitation, in the "Risk Factors" section and other risks described in rStar's filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by these factors and all related cautionary statements. rStar does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or circumstances or otherwise.

                                rSTAR'S BUSINESS

     rStar Corporation is a Delaware corporation, headquartered in San Ramon, California. We were founded in June 1997, and until March 2001, we operated under the name ZapMe! Corporation. rStar develops, provides and manages satellite-based networks for deployment across corporate enterprises, and user communities of interest. rStar's core products include remote high-speed Internet access, delivery of data and high-quality video and networking services distributed through its satellite broadband Internet solutions. These products are designed to allow businesses to provide e-business services, such as merchant payment, in-store audio and video, employee benefits administration, employee training and related services to their vendors and customers. rStar's solution utilizes "always-on" satellite technology which delivers technology tools and applications to small and medium-sized business entities. rStar customizes its managed browser technology for each network to allow Internet access, in industry-specific managed desktop environment, for conducting business transactions, viewing web-based content and training, and providing e-business services.

     In October 2000, rStar announced a strategic decision to shift its business focus and resources and started implementing and managing industry-specific private networks for businesses to communicate with their vendors and customers via satellite-delivered Internet connections. Prior to that time, rStar's principal focus was on building an advertiser-supported network serving the education market. rStar commenced operations in September 1997 and began offering sponsorships through its proprietary network in December 1998. Over the next several years, rStar built one of the country's largest broadband Internet Media Networks dedicated to education. rStar's network was designed primarily for students aged 13-19 to provide a rich media computer experience that was free and easy to use. rStar provided each school participating in its network several multimedia personal computers with monitors, a laser printer and free broadband access to its website and the Internet. Since commencement of operations, rStar's advertising-based revenue model was subject to federal and state legislative challenge of persons seeking to eliminate all advertising in schools. In October 2000, rStar decided that it would no longer accept or present paid commercial messages directed at students, announced its plan to end the free service business model and discontinued the installation of free computer labs for schools. In February 2001, rStar's Board of Directors approved a formal plan to discontinue and dispose of its school business.

     The information set forth in "Item 1 -- Business" in rStar's 2001 Annual Report on Form 10-K is incorporated herein by reference.

                rSTAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information set forth in "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operation" in rStar's 2001 Annual Report on Form 10-K is incorporated herein by reference.

                              SPACENET TRANSACTION

THE SPACENET TRANSACTION

     On June 11, 1999, we entered into a service agreement with Spacenet, whereby Spacenet was to provide us with equipment, installation, maintenance and space segment for a fixed fee per school installment. This agreement provided for a minimum of 500 school sites to be installed within 3 months of the effective date, a minimum 3 year service term per site, and a fixed fee per site. Commencing in July 1999, Spacenet began installing and leasing satellite equipment, as well as providing the space segment and operation and maintenance services under the Service Agreement. The service agreement was amended on July 19, 1999 to adjust pricing, and amended and restated on September 30, 1999, to expand Spacenet's responsibilities to provide a complete end-to-end, two-way broadband solution and to increase the minimum number of sites to 2,000.

     On April 23, 2001, we entered into an agreement with Spacenet pursuant to which we agreed to satisfy approximately $45 million in capital lease obligations owed by us to Spacenet through the issuance of 19,396,552 shares of our Common Stock. On May 21, 2001, we consummated that transaction and satisfied, in full, our capital lease and other accrued liabilities to Spacenet through the issuance of 19,396,552 shares of Common Stock to Gilat Holland, an affiliate of Spacenet. Because the total present value of rStar's capital lease obligation and other accrued liabilities owed to Spacenet was approximately $45 million, the 19,396,552 shares of Common Stock were issued to Spacenet at a per share price of $2.32 (the price at which Gilat had previously acquired shares of Common Stock and a substantial premium over the approximately $0.72 per share price on the date of Spacenet Transaction). As a result of the consummation of the Spacenet Transaction, Gilat's beneficially ownership of the outstanding shares of our Common Stock increased to approximately 65.6%.

     Under applicable law, the Spacenet Transaction did not require the approval of our stockholders. However, we have recently been advised by Nasdaq that, in order to maintain the listing of our Common Stock on either the Nasdaq National Market (where the shares are currently listed) or on the Nasdaq SmallCap Market (where the shares will be listed starting May 31, 2002), we are required to seek stockholder ratification of the Spacenet Transaction. Regardless of whether or not the consummation of the Spacenet Transaction is ratified by our stockholders, the Spacenet Transaction will remain in place and not be impacted. However, the failure of our stockholders to ratify the consummation of the Spacenet Transaction could result in our Common Stock being delisted from Nasdaq.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE SPACENET TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION.

BACKGROUND

     On April 23, 2001, our Board of Directors approved, upon the recommendation of a special committee comprised of independent directors, the acquisition agreement with Gilat To Home Latin America (Holland) N.V. and Gilat to acquire certain Latin American-based Internet and telephony service businesses owned by our majority stockholder, Gilat and its subsidiaries (the "STARBAND ACQUISITION"). In approving the acquisition agreement (the "ACQUISITION AGREEMENT"), our Board determined that the StarBand Acquisition and the other transactions contemplated by the Acquisition Agreement, including the Spacenet Transaction, were fair to and in the best interest of the Company and our stockholders. We mailed a Proxy Statement to our stockholders on March 28, 2002 and at the annual meeting of stockholders held on April 30, 2002, our stockholders approved all the proposals presented for a vote at the meeting, including the Acquisition Agreement, as amended, and the transactions it contemplates. Subject to the closing of the exchange offer described below, we expect to consummate the StarBand Acquisition within the next two months. At the closing of the StarBand Acquisition, we will issue up to 43,103,448 shares of our Common Stock in exchange for acquiring all of the outstanding stock of StarBand Latin America. Additionally, as contemplated by the Acquisition Agreement, we are also conducting an exchange offer for up to 6,315,789 shares of our Common Stock. The details of the exchange offer were provided to you separately in the exchange offer materials dated

March 28, 2002. The Acquisition Agreement also included the terms of the Spacenet Transaction. In the original Acquisition Agreement, the consummation of the Spacenet Transaction was a condition to the consummation of the StarBand Acquisition. With the closing of the Spacenet Transaction in May 2001, that condition has been satisfied.

     In May 2002, the parties agreed to extend the termination date of the Acquisition Agreement from May 31, 2002 to July 31, 2002, unless as of such date, despite the parties' good faith efforts, the failure of the closing of the StarBand Acquisition to occur is solely related to the failure of the parties to obtain any regulatory or third-party approvals, including any clearances from the SEC, necessary to consummate rStar's acquisition of Star Band Latin America, the exchange offer for shares of our Common Stock or the other transactions contemplated by the Acquisition Agreement, in which case such date shall be extended to August 15, 2002.

PAST CONTACTS BETWEEN RSTAR AND GILAT

     rStar was founded in June 1997 and completed its initial public offering in October 1999. On March 19, 2001, it changed its name to rStar Corporation from ZapMe! Corporation.

     Prior to July 2000, rStar's principal focus was on building an advertiser-supported network serving the education market. rStar commenced operations in September 1997 and began offering sponsorships through its proprietary network in December 1998. Over the next several years, rStar built one of the country's largest broadband internet media networks dedicated to education. rStar's network was designed primarily for students aged 13-19 to provide a rich media computer experience that was free and easy to use. rStar provided each school participating in its network with several multimedia personal computers with monitors, a laser printer and free broadband access to its website and to the Internet.

     In order to support its school business, in 1998 rStar began to purchase VSAT (very small aperture terminal) data communications equipment (including satellite uplink equipment and satellite receiver cards) from Gilat. In 1999, the parties expanded their business relationship to cover the purchase of services and equipment from Spacenet, a wholly-owned subsidiary of Gilat. In December 1998 and February 1999, Gilat purchased 548,648 shares of our Common Stock in privately negotiated transactions for $5.00 per share.

     On June 11, 1999, rStar and Spacenet entered into a service agreement whereby Spacenet was to provide rStar with equipment, installation, maintenance and space segment for a fixed fee per school installment. The service agreement provided for a minimum of 500 school sites to be installed within 3-months of the effective date, a minimum 3-year service term per site, and a fixed monthly fee per site. Commencing in July 1999, Spacenet began installing and leasing satellite equipment, as well as providing to rStar the space segment and operation and maintenance services under the service agreement. The service agreement was amended in July 1999 to adjust pricing, and amended and restated in September 1999 to expand Spacenet's responsibilities to provide a complete end-to-end, two way broadband solution and to increase the minimum number of sites to 2,000.

     Sales to rStar by Gilat and its affiliates amounted to $447,000 in 1998, $35,812,192 in 1999 and $26,742,000 in 2000. Gilat provided financing terms for a portion of these sales. Such financing obligations were included in rStar's financial statements as capital lease obligations.

     In 1999, rStar provided advertisement services to Spacenet for which Spacenet paid a total of $360,000. On December 30, 1999, Gilat and rStar entered into an agreement for advertising and consulting services for Gilat and its subsidiaries. The services under this agreement were substantially geared to provide information to assist Gilat in the launch of new satellite-to-home services to be offered by StarBand Communications. rStar provided a beta test network for new product features and development concepts, and StarBand Communications paid for the costs of these services.

     Yoel Gat, a co-founder of Gilat, its Chairman and CEO, was a director of rStar from June 1999 through October 1999. On October 15, 1999, Mr. Gat resigned from rStar's Board of Directors, but Gilat retained observer rights on the Board of Directors, which give Gilat's designee the opportunity to participate in most Board of Directors discussions.

     In February 2000, Spacenet began discussions with rStar regarding technical support of key private network markets of interest to Spacenet. Spacenet informed rStar of its intent to build web-based private networks for a few market segments, combining Gilat's satellite technology with a customized browser to enable e-commerce transactions between small to medium-sized businesses and their suppliers.

     Spacenet provided rStar with specifications for the development of a demonstration system for presentation to potential supplier partners and users. Beginning on April 3, 2000, rStar attended a series of business development meetings sponsored by Spacenet. In the course of these meetings, Spacenet presented its service concept to key suppliers in the food service, automotive repair and pharmacy market segments, and collected market research regarding applications and other technical requirements necessary for these private networks.

     In June 2000, Spacenet delivered to rStar a specification for a customized browser for technical support of the development of Spacenet's proposed private networks. The parties agreed that rStar would be compensated for its technology, based on a revenue share model, to be negotiated prior to conclusion of the first sale.

     As a consequence of and during the above activities, Gilat developed a strong interest to acquire rStar's infrastructure in order to accelerate its entry into developing private networks.

     Since commencement of its school business, rStar's advertising-based revenue model was subject to federal and state legislature challenge by parties seeking to eliminate all advertising in schools.

     In June 2000, rStar began discussing with Gilat potential changes in its traditional education business and the ability to reposition rStar with a focus on the developing private networks in an effort to improve its financial performance. On July 11, 2000, Yoel Gat met with Lance Mortensen and Rick Inatome, at that time rStar's Chairman and CEO, respectively, to discuss the potential acquisition of all or part of rStar by Gilat.

     From July 2000 through September 2000, representatives of Gilat and rStar discussed and reviewed several proposed transactions for Gilat's investment in, or acquisition of, rStar.

     On September 27, 2000, rStar and Gilat decided to effect the transaction by way of a tender offer to acquire 51% of the capital stock of rStar, subject to
(i) final agreement on pricing and other terms, (ii) approval of the contemplated transaction by the Boards of Directors of rStar and Gilat, and
(iii) other customary matters.

     In October 2000, rStar decided that it would no longer accept or present paid commercial messages directed at students, announced its plan to end the free service business model and discontinued the installation of free computer labs for schools. Also in October 2000, rStar announced a shift of its business focus and resources to implement and manage industry-specific private networks for businesses to communicate with their vendors and customers via bi-directional satellite-delivered Internet connections.

     For some time, the Board of Directors and management of rStar have evaluated entering into strategic relationships and considered strategic acquisitions of companies with complimentary businesses and technologies. Since announcing its exit from the school-based model, rStar has focused on exploring a number of potential relationships with its corporate partners, including potential equity investments by Gilat.

     On October 3, 2000, rStar, Gilat and certain principal stockholders of rStar entered into a tender offer agreement pursuant to which Gilat would make a cash tender offer to purchase (at a price of $2.32 per share) up to the number of outstanding shares of our Common Stock, which together with the shares that Gilat beneficially owned, would constitute 51% of the outstanding shares of our Common Stock. Also, under the tender offer agreement, certain principal stockholders granted Gilat an option to purchase their shares of our Common Stock, at an option price of $2.32 per share, to the extent necessary to provide Gilat with beneficial ownership of 51% of the outstanding shares of our Common Stock if less than 51% of the outstanding shares of our Common Stock were tendered in the cash tender offer. Gilat and rStar issued a joint press release announcing the cash tender offer.

     On October 17, 2000, Gilat commenced its cash tender offer.

     On November 27, 2000, Gilat accepted for payment, and paid for, 16,793,752 shares tendered in its cash tender offer. Such shares represented approximately 38% of the outstanding shares of our Common Stock.

     On December 6, 2000, as contemplated by the tender offer agreement and by a letter agreement, dated December 6, 2000, between Gilat and certain principal stockholders of rStar, Gilat exercised its option, in part, to purchase 4,196,550 shares of our Common Stock.

NEGOTIATIONS BETWEEN RSTAR AND GILAT

     Beginning in the middle of December 2000, Mr. Gat first initiated discussions with Mr. Mortensen regarding the possibility of rStar combining its operations with a portion of Gilat's satellite network operations in Latin America. In that regard, on December 19, 2000, December 20, 2000, and January 9, 2001, Messrs. Mortensen and Gat met and held conference calls regarding, among other concepts, the possibility of consolidating portions of Gilat's operations in Latin America into a Gilat subsidiary that would be acquired by rStar.

     On January 5, 2001, Gilat exercised the remainder of its option for shares of our Common Stock, and purchased 879,141 shares of our Common Stock from certain principal stockholders of rStar, as contemplated by the tender offer agreement and the letter agreement. As a result of the shares of Common Stock purchased in the cash tender offer and pursuant to the option, Gilat beneficially owned approximately 51% of the outstanding shares of our Common Stock. Although Gilat became a majority stockholder of rStar, it did not have any representatives on rStar's Board of Directors until May 21, 2001, as described below.

     On January 10, 2001, Lance Mortensen met with Yoel Gat and Ami Samuels, Vice-President, Broadband Networks of Gilat, and discussed the status of rStar's exit from the school business, the status of its development of private networks, and Gilat's operations in Latin America. Messrs. Mortensen, Gat and Samuels also discussed alternative markets into which rStar could redeploy its assets and expertise and the manner in which Gilat could assist rStar in doing so, including the possibility of a combination of rStar with certain operations of Gilat. Messrs. Gat and Samuels expressed the view that, although rStar did not then operate outside of the United States, rStar's resources and technical expertise in developing and managing private broadband internet networks was a natural fit with Gilat's business of providing satellite-based telephony and internet access services in Latin America. They further expressed the view that, as rStar exited the school market and explored alternative market opportunities, Gilat's Latin American business would provide rStar with an additional source of revenue and enhance the value of our Common Stock.

     On February 8, 2001, Messrs. Mortensen and Gat met and discussed in further detail the potential for rStar's acquisition of the StarBand Latin America business and the possible structure such a deal would take.

     On February 16, 2001, Mr. Mortensen visited the offices of Gilat Latin America Inc. in Sunrise, Florida and met with senior officers involved in the daily operations and management of Gilat's business activities in Latin America. At the meeting, the parties discussed information with respect to the business model and operations of the StarBand Latin America business, including the risks associated with the economic and political environment in Latin America, the structure of the proposed transactions and the manner by which Gilat would contribute various assets to the newly-formed entity.

     From late February through the end of March 2001, Messrs. Mortensen and Samuels held nearly daily conference calls to discuss the potential structure and terms of the proposed acquisition of the StarBand Latin America business.

     On March 1, 2001, Mr. Mortensen and Michael Arnouse, a director of rStar, met with the financial advisor for Gilat and senior officers of the StarBand Latin America business. During the meeting, Gilat's financial advisor and senior officers of the StarBand Latin America business conducted a presentation at which information with respect to the proposed StarBand Latin America business was distributed and discussed, including the Gilat's current operations in Latin America, the risks involved in implementing and providing new technologies in Latin America, the growth strategy and the projected growth of the StarBand Latin America business. The parties discussed the manner in which StarBand Latin America would be formed, including the expected contribution by Gilat and its affiliates of rights to implement, operate and market broadband Internet access services and voice services to consumers and small office and home office subscribers across Latin America, and provide in Latin America a bundled product with direct-to-home television service using a single satellite dish. The parties also discussed Gilat's ongoing commitment to provide in Latin America, through StarBand Latin America, such new technologies and products as Gilat develops and makes available to its affiliates in the United States, including StarBand Communications.

     The parties explored the possibility of increasing stockholder value by undertaking a tender offer for a portion of the outstanding Common Stock. The parties noted the market price of our Common Stock and considered whether it would be a prudent use of rStar's financial resources to buy back a portion of the outstanding Common Stock. The parties discussed the possibility of Gilat participating in a tender offer.

     Following the meeting, Messrs. Mortensen and Arnouse recommended to rStar's Board of Directors that rStar continue discussions and due diligence regarding the proposed acquisition of the StarBand Latin America business. This recommendation was based upon, among other things, the belief that there were meaningful synergies and overlaps between rStar's business and the StarBand Latin America business and that, based upon the financial information provided to them and the projected growth of the Star Band Latin American business, the StarBand Latin America business provided growth opportunities for rStar and its stockholders. They were also of the view that the Latin American business presented an appropriate strategic fit and growth opportunity for rStar in light of rStar's goal of redeploying its school-business assets and expertise into alternative markets.

     Throughout March 2001, representatives of rStar held several conference calls with representatives of Gilat and its financial advisor, to further review, among other things, the business model and the valuation analysis of the StarBand Latin America business.

     On March 21, 2001, Messrs. Mortensen and Gat held a conference call and agreed that formal discussions should begin with respect to rStar's acquisition of StarBand Latin America. They decided that, in connection with rStar's proposed acquisition of the StarBand Latin America business, rStar should contemporaneously consider the issuance to Spacenet of Common Stock in exchange for the satisfaction of rStar's approximately $45 million in outstanding capital lease obligation and other accrued liabilities to Spacenet incurred in connection with the 1999 service agreement between rStar and Spacenet described above -- See "Past Contacts Between rStar and Gilat". Messrs. Mortensen and Gat discussed the general parameters of the proposed transactions, including the value of the consideration to be exchanged. They agreed to further discuss the proposed transactions and the acquisition of StarBand Latin America by rStar.

     On or about March 28, 2001, officers and counsel of Gilat and representatives of rStar met to discuss the proposed transactions. rStar and Gilat agreed to a non-binding term sheet outlining a series of transactions, including the proposed issuance of Common Stock to Gilat in exchange for the cancellation of all or a portion of rStar's outstanding indebtedness to Spacenet. rStar's acquisition of the StarBand Latin America business, and the exchange offer.

     On April 2, 2001, counsel to Gilat provided counsel to rStar with a draft Acquisition Agreement. On April 4, 2001, rStar's Board of Directors formed a special committee of independent directors comprised of Messrs. Appleby and Arnouse to consider the proposed transactions. Between April 4 and April 5, 2001, representatives of rStar, Gilat and their respective advisors met frequently with each other to discuss and negotiate numerous aspects of the proposed transactions.

     On April 7, 2001, Messrs. Appleby, Arnouse and Mortensen discussed with their advisors the StarBand Latin America business and preliminary matters relating to the proposed transactions. Among other things, they compared the growth opportunities in Latin America to the growth opportunities which might present themselves with respect to other acquisitions or strategic relationships rStar was then in a position to pursue. Particularly in light of Gilat's support for the Latin American transactions, as well as the possibility of simultaneously pursuing the exchange offer, the Board was of the view that rStar should pursue the StarBand Latin America acquisition.

     On April 10, 2001, Mr. Appleby, representing the special committee, and Mr. Mortensen held a conference call with representatives of Gilat regarding the structure of the proposed transactions and the terms of a definitive Acquisition Agreement. On the same day, Messrs. Appleby and Arnouse and their advisors discussed due diligence and other matters relating to StarBand Latin America and the proposed transactions.

     On April 15, 2001, Messrs. Mortensen and Gat held further discussions about the proposed transactions.

     On April 18, 2001, Messrs. Appleby and Arnouse and the respective officers and counsel of rStar and Gilat met to continue drafting a definitive Acquisition Agreement. rStar's counsel advised Messrs. Appleby, Arnouse and Mortensen of their fiduciary obligations in considering the proposed transactions and reviewed with the full Board of Directors the terms of the proposed transactions and the status of the negotiations.

     On April 19, 2001, Messrs. Appleby and Arnouse reviewed, considered, and further evaluated StarBand Latin America and its business, Gilat and the proposed transactions, along with the related documents and agreements relating to the proposed transactions. At that meeting, Messrs. Appleby and Arnouse, along with their advisors, also reviewed the terms of the proposed issuance to Spacenet of our Common Stock in exchange for rStar's satisfaction of approximately $45 million in outstanding obligations to Spacenet.

     On April 22, 2001, Messrs. Appleby and Arnouse again convened telephonically to consider the proposed transactions. Mr. Mortensen and the Company's advisors participated in the telephonic meeting. rStar's legal counsel and the Company's advisors reviewed with Messrs. Appleby and Arnouse the terms of the proposed transactions. At the conclusion of the meeting, Messrs. Appleby and Arnouse unanimously approved the proposed transactions and recommended the proposed transactions to the rStar Board of Directors. Thereafter, the entire Board of Directors convened a meeting and discussed the recommendations of the special committee. In considering the proposed transactions, the Board considered, among other things, the anticipated earnings growth of the StarBand Latin America business.

     After a review and discussion of the terms of the proposed transactions, and discussions regarding the financial and other effects of the proposed transactions on rStar and its stockholders, the Board of Directors approved the proposed transactions, including the StarBand acquisition, the exchange offer and the Spacenet Transaction. The Board authorized rStar's officers to finalize and execute a definitive Acquisition Agreement and any other related documents.

     On April 23, 2001, rStar and Gilat executed and delivered a definitive Acquisition Agreement, and rStar and Gilat issued a joint press release announcing the proposed transactions. The definitive agreement executed on April 23, 2001 provided for:

     - the acquisition of StarBand Latin America by rStar for 43,103,448 shares of Common Stock;

     - the StarBand Latin America business to have exclusive rights to the consumer and small office and home office markets in all of Latin America, including Mexico;

     - rStar to commence an exchange offer for shares of Common Stock, representing 20% of the shares of Common Stock held by stockholders other than Gilat, in exchange for an aggregate of up to $4,000,000 in cash, or approximately $0.95 per eligible tendered rStar share, and an aggregate of 312,500 Gilat ordinary shares, or approximately .0738 of a Gilat ordinary share for each eligible tendered rStar share. Gilat agreed not to tender any of its shares of Common Stock in the exchange offer;

     - Gilat to grant rStar an option to acquire the 312,500 Gilat ordinary shares needed for the exchange offer for nominal consideration;

     - the terms by which rStar would satisfy its approximately $45 million outstanding capital lease and other accrued liabilities obligation to Spacenet by way of the issuance of 19,396,552 shares of Common Stock, as a closing condition to rStar's acquisition of Star Band Latin America; and

     - the right to terminate the Acquisition Agreement by either party if the transactions were not consummated by September 30, 2001.

     On April 23, 2001, the date on which the Acquisition Agreement was initially executed, the last reported sale price for Gilat ordinary shares on the Nasdaq National Market was $10.83 per share. Accordingly, if the exchange offer had expired on that date, each share of Common Stock tendered in the exchange offer would have been exchanged for a combination of cash and Gilat ordinary shares having a value of approximately $1.75, consisting of $0.95 in cash and a fraction of a Gilat ordinary share having a market value of approximately $0.80.

     On April 23, 2001, rStar, Gilat and their respective legal counsel commenced the preparation of the required disclosure documents and the related financial statements.

     On May 21, 2001, rStar and Spacenet closed the Spacenet Transaction by delivering 19,396,552 shares of Common Stock to Gilat Holland, an affiliate of Spacenet, in exchange for satisfaction of rStar's approximately $45 million capital lease and other obligations to Spacenet. This transaction, which was described in the April 23, 2001 Acquisition Agreement, was a condition to the closing of the StarBand acquisition. Also, at this time Mr. Amiel Samuels and Mr. Sasson Darwish were appointed to fill the two vacant seats on rStar's Board of Directors.

     Between July 22, 2001 and July 31, 2001, representatives of rStar and Gilat held numerous telephone conferences to discuss the status of the StarBand Latin America business, the status of the preparation of required financial statements, due diligence matters and the manner in which StarBand Latin America would operate after the closing of the StarBand acquisition. The parties also discussed various business opportunities, including Gilat's operations in Mexico. At that time, Gilat requested that the terms of the StarBand acquisition in the April 23, 2001 Acquisition Agreement be modified so that StarBand Latin America's right to conduct its business in Mexico would be non-exclusive rather than exclusive. Further, during that period, Gilat requested that, in connection with the exchange offer, rStar increase the consideration paid by it to Gilat upon the exercise of the option for Gilat ordinary shares from nominal consideration to a number of shares of Common Stock.

     Messrs. Mortensen and Appleby held numerous telephone conferences to consider whether or not rStar should agree to amend the April 23, 2001 Acquisition Agreement and, if so, what consideration rStar should receive for agreeing to do so. In particular, Messrs. Mortensen and Appleby considered the impact that a non-exclusive, rather than exclusive, arrangement in Mexico could have on StarBand Latin America's projected performance during the next few years. They also considered what additional benefit should be provided to the rStar stockholders in exchange for rStar agreeing to pay additional consideration to Gilat upon exercising the option for Gilat ordinary shares.

     After numerous conference calls, the parties determined that, in consideration for rStar agreeing to Gilat's requested changes, the terms of the transactions would be modified as follows:

     - the number of shares subject to the exchange offer should be increased;

     - in order to provide the rStar stockholders with some assurance that the anticipated performance of the StarBand Latin America business would translate into increased value for the non-Gilat stockholders, rStar would commit to pay a special cash distribution to the rStar stockholders (other than Gilat) if StarBand Latin America did not achieve certain earnings targets for either one or both of the years ending June 30, 2003 and June 30, 2004, the payments of the special cash distributions being guaranteed by Gilat;

     - provide that if the StarBand Latin America business performed extremely well, thereby providing a benefit to rStar stockholders, Gilat would receive additional shares of Common Stock.

     On July 31, 2001, Messrs. Mortensen and Appleby reported the status of their discussions with Gilat to Mr. Arnouse. The parties discussed the revised terms of the StarBand acquisition, the exchange offer and the option for Gilat ordinary shares, including the impact the proposed changes would have on the non-Gilat stockholders.

     From early July through the end of August, representatives of rStar, Gilat and their respective counsel met frequently with each other to discuss, negotiate and finalize the proposed revisions to the StarBand acquisition and the exchange offer, including exchanging drafts of revisions to the April 23, 2001 Acquisition Agreement, the master services and supply agreement between StarBand Latin America and Gilat, rStar's Certificate of Incorporation and the option for Gilat ordinary shares.

     On September 7, 2001, the date on which the special committee considered the first amended Acquisition Agreement, Messrs. Appleby and Arnouse convened telephonically to consider the revised terms of the StarBand acquisition and the exchange offer. Mr. Mortensen and the Company's advisors participated in the telephonic meeting. rStar's legal counsel reviewed the revised terms of the StarBand acquisition and the exchange offer.

     In evaluating the StarBand acquisition, the special committee considered several factors and did not rely on any single factor or analysis in ultimately determining that the terms of the StarBand acquisition were fair to, and in the best interests of, rStar's stockholders.

     At the conclusion of the meeting, Messrs. Appleby and Arnouse unanimously approved the revised terms of the StarBand acquisition and the exchange offer and recommended the revised terms to the Board of Directors. Thereafter, the Board of Directors convened a meeting and discussed the recommendations of Messrs. Appleby and Arnouse. After a review and discussion of the revised terms of the StarBand acquisition and the exchange offer, and discussions regarding the financial and other effects of the proposed revised terms on rStar and its stockholders, the Board of Directors approved the revised terms and authorized the officers of rStar to finalize and execute an amendment to the April 23, 2001 Acquisition Agreement and any other related documents.

     On September 7, 2001, rStar and Gilat executed and delivered the first amended Acquisition Agreement and on September 10, 2001 rStar and Gilat issued a joint press release announcing the revised terms of the StarBand acquisition and the exchange offer. The first amended Acquisition Agreement executed on September 7, 2001 amended the April 23, 2001 Acquisition Agreement as follows:

     - the StarBand Latin America business will have non-exclusive, rather than exclusive, rights in Mexico.

     - the number of shares of Common Stock which may be acquired by rStar in the exchange offer was increased from an amount representing 20% of the shares of Common Stock held by stockholders other than Gilat to 6,315,789, representing approximately 29% of the shares of rStar Common Stock held by stockholders other than Gilat.

     - the aggregate consideration to be paid for shares of Common Stock in the exchange offer was increased from $4,000,000 in cash, or approximately $0.95 per eligible tendered rStar share, and 312,500 Gilat ordinary shares, or approximately .0738 of a Gilat ordinary share for each eligible tendered share, to $6,000,000 in cash, or approximately $0.95 per eligible tendered rStar share, and 466,105 Gilat ordinary shares, or approximately .0738 of a Gilat ordinary share for each eligible tendered share.

     - the amount to be paid by rStar upon the exercise of the option to acquire the Gilat ordinary shares needed for the exchange offer was increased from nominal consideration to a number of shares of Common Stock equal to 60% of the shares of Common Stock tendered in the exchange offer -- 3,389,473 shares if the maximum number of Common Stock are tendered in the exchange offer.

     - subject to certain limitations, rStar stockholders, other than Gilat, will be entitled to receive a distribution of up to a total of $10 million in cash ($5 million per year) if StarBand Latin America does not achieve certain earnings targets during the years ending June 30, 2003 and June 30, 2004.

     - subject to certain limitations, Gilat will have the right to receive up to an additional 10,741,530 shares of Common Stock, 5,370,765 shares per year, if StarBand Latin America achieves certain earnings targets during the years ended June 30, 2003 and June 30, 2004.

     - the right of the rStar stockholders to receive the special cash distribution described above or of Gilat to receive the additional shares of Common Stock as described above will terminate upon the completion of a firmly underwritten public offering of shares of Common Stock raising gross proceeds to rStar of at least $25 million, with a price of Common Stock of at least $2.32 per share.

     - since the Spacenet Transaction closed on May 21, 2001, the terms of the Spacenet Transaction and its inclusion as a closing condition was deleted.

     - the date after which either party has the right to terminate the Acquisition Agreement if the transactions are not consummated was extended from September 30, 2001 to November 30, 2001.

     On September 7, 2001, the date on which the first amended Acquisition Agreement was executed, the last reported sale price for Gilat ordinary shares on the Nasdaq National Market was $9.18 per share. Accordingly, if the exchange offer had expired on that date, each share of Common Stock would have been exchanged for a combination of cash and Gilat ordinary shares having a value of approximately $1.63, consisting of $0.95 in cash and a fraction of a Gilat ordinary share having a market value of approximately $0.68.

     On September 25, 2001, rStar filed its preliminary proxy statement with the SEC relating to the Acquisition Agreement, among other things. On October 11, 2001, Gilat filed its Registration Statement on Form F-4 with the SEC to register the Gilat ordinary shares for the exchange offer. Each of rStar and Gilat received comments to these filings from the staff of the SEC on November 16, 2001, by which time it was clear to each of rStar and Gilat that the parties would not be in a position to close the StarBand acquisition and the exchange offer by the November 30, 2001 termination date provided for in the first amended Acquisition Agreement dated September 7, 2001. Accordingly, the parties discussed amending the first amended Acquisition Agreement in order to extend the termination date.

     Between September 7, 2001, the date on which the first amended Acquisition Agreement was executed, and November 30, 2001, the market price of the Gilat ordinary shares dropped from $9.18 to a low during that period of $2.00 per share. Accordingly, in considering the terms upon which rStar would be willing to extend the termination date of the StarBand acquisition and the exchange offer, Mr. Mortensen initiated discussions regarding possible adjustments to the terms of the exchange offer.

     During the period from mid-October 2001 through November 30, 2001, Messrs. Mortensen and Appleby had numerous conversations regarding possible modifications to the terms of the StarBand acquisition and the exchange offer which they considered in connection with an extension. Likewise, during that period, Mr. Mortensen had a number of telephone conversations with Mr. Samuels to discuss the possibility of adjusting the financial terms of the exchange offer to conform with the aggregate consideration payable on April 23, 2001 and September 7, 2001.

     On November 28, 2001 and December 11, 2001, Messrs. Mortensen and Gat held telephone conferences to consider the terms on which a further amendment to the first amended Acquisition Agreement would be agreed upon. Mr. Mortensen requested that Gilat agree that the amount of the cash consideration to be paid in the exchange offer be increased in proportion to the amount by which the price of the Gilat ordinary shares was less than $12.00 per share (the approximate price of the Gilat ordinary shares on April 23, 2001). In response, Mr. Gat requested that the amount of cash be proportionately decreased to reflect any amount by which the price of the Gilat ordinary shares exceeded $12.00 per share. Mr. Gat also requested that, in addition to an underwritten public offering, rStar's obligation to pay the special cash distribution terminate if rStar is able to raise $100 million in a private transaction at a price per share of at least $1.00. Further, Mr. Gat requested that certain clarifying changes be made to the agreements regarding the non-exclusive rights of StarBand Latin America in Mexico.

     On December 12, 2001, Mr. Mortensen reported on the status of his discussions with Gilat to Messrs. Appleby and Arnouse. The parties discussed the proposed revisions to the terms of the StarBand acquisition and the exchange offer, including the impact the proposed changes would have on the non-Gilat stockholders.

     From mid-December 2001 through December 31, 2001, rStar and Gilat and their respective counsel exchanged drafts and held frequent conference calls in order to finalize the details of the proposed revisions to the exchange offer and the StarBand acquisition.

     On December 21, 2001, Messrs. Appleby and Arnouse convened telephonically to consider the revised terms of the StarBand acquisition and the exchange offer. Mr. Mortensen and the Company's advisors participated in the telephonic meeting. rStar's legal counsel reviewed the proposed revised terms of the StarBand acquisition and the exchange offer, and at the conclusion of the meeting, Messrs. Appleby and Arnouse unanimously approved the revised terms of the StarBand acquisition and the exchange offer and recommended the revised terms of StarBand acquisition and the exchange offer to the Board of Directors.

Thereafter, the Board of Directors convened a meeting and discussed the recommendations of Messrs. Appleby and Arnouse. After a review and discussion of the revised terms of the StarBand acquisition and the exchange offer, and discussions regarding the financial and other effects of the proposed revised terms on rStar and its stockholders, the Board of Directors approved the revised terms and authorized the officers of rStar to finalize and execute a second amendment to the Acquisition Agreement and related documents.

     On December 31, 2001, rStar and Gilat executed and delivered the second amended Acquisition Agreement, and on January 2, 2002, rStar and Gilat issued a joint press release announcing the revised terms of the StarBand acquisition and the exchange offer. The second amended Acquisition Agreement executed on December 31, 2001 amended the first amended Acquisition Agreement dated September 7, 2001 as follows:

     - Rather than .0738 of a Gilat ordinary share and $0.95 in cash, each share of Common Stock tendered in the exchange offer will be exchanged for .0738 of a Gilat ordinary share and between $0.32 and $1.58 in cash. The cash consideration will be determined as follows:

      - If the average closing market price of the Gilat ordinary shares during the ten trading days preceding the fifth day prior to the expiration of the exchange offer is $12.00 per share, rStar will pay $0.95 per rStar share -- a total of $6 million assuming that the maximum number of shares of Common Stock are acquired by rStar in the exchange offer.

      - If the average closing market price of the Gilat ordinary shares during the ten trading days preceding the fifth day prior to the expiration of the exchange offer is less than $12.00 per share, the amount of cash paid by rStar will be proportionately increased based upon the shortfall up to a maximum of $1.58 per rStar share -- a total of $10 million assuming that the maximum number of shares of Common Stock are acquired by rStar in the exchange offer.

      - If the average closing market price of the Gilat ordinary shares during the ten trading days preceding the fifth day prior to the expiration of the exchange offer is greater than $12.00 per share, the amount of cash paid by rStar will be proportionately decreased based upon the excess down to a maximum of $0.32 per rStar share -- a total of $2 million assuming that the maximum number of shares of Common Stock are acquired by rStar in the exchange offer.

     - In addition to the underwritten public offering described above, the right of the rStar stockholders to receive the special cash distribution and the right of Gilat to receive any additional shares of Common Stock will terminate upon the closing by rStar of a sale in a single transaction of shares of Common Stock to a third party purchaser other than Gilat and its corporate affiliates raising gross proceeds of at least $100 million, with a price of Common Stock of at least $1.00 per share, and at least 60% of such gross proceeds must be in the form of cash.

     - The agreements clarified the parties' understanding that, in Mexico, rStar shall have only limited non-exclusive rights to provide Gilat's products and services.

     - The date after which either party has the right to terminate the Acquisition Agreement if the transactions are not consummated was extended from November 30, 2001 to May 31, 2002.

     In May 2002, the parties agreed to extend the termination date of the acquisition agreement from May 31, 2002 to July 31, 2002, unless as of such date, despite the parties' good faith efforts, the failure of the closing of the StarBand Acquisition to occur is solely related to the failure of the parties to obtain any regulatory or third-party approvals, including any clearances from the Securities & Exchange Commission, necessary to consummate rStar's acquisition of StarBand Latin America, the exchange offer for shares of our Common Stock or the other transactions contemplated by the acquisition agreement, in which case such date shall be extended to August 12, 2002.

THE ANNUAL MEETING

     We mailed a Proxy Statement to our stockholders on March 28, 2002 and at the annual meeting of stockholders held on April 30, 2002, our stockholders approved all the proposals presented for a vote at the meeting, including the Acquisition Agreement and the transactions it contemplates. Therefore, pursuant to the Acquisition Agreement, at the closing of the StarBand Acquisition, we will issue up to 43,103,448 shares of our Common Stock in exchange for acquiring all of the outstanding stock of StarBand Latin America. Subject to the closing of the exchange offer, we expect to consummate the StarBand Acquisition within the next two months. Additionally, as contemplated by the Acquisition Agreement, we are also conducting an exchange offer for up to 6,315,789 shares of our Common Stock. The exchange offer commenced on March 28, 2002. However, because applicable SEC Rules require that during the entire time the exchange offer is open the audited financial statements of Gilat must be no more than 15 months old, the exchange offer was temporarily suspended on April 1, 2002 until such time as our stockholders were provided with updated exchange offer materials containing Gilat's audited financial statement for the year ended December 31, 2001. These updated exchange offer materials will be provided to you separately.

     In May 2002, the parties agreed to extend the termination date of the Acquisition Agreement from May 31, 2002 to July 31, 2002, unless as of such date, despite the parties' good faith efforts, the failure of the closing of the StarBand Acquisition to occur is solely related to the failure of the parties to obtain any regulatory or third-party approvals, including any clearance from the Securities & Exchange Commission, necessary to consummate rStar's acquisition of StarBand Latin America, the exchange offer for shares of our Common Stock or the other transactions contemplated by the Acquisition Agreement, in which case such date shall be extended to August 15, 2002.

     We have not held an annual meeting for the year ending December 31, 2000. On September 25, 2001, we filed our preliminary proxy statement with the SEC. This proxy statement contained our audited financial statements for the year ending December 31, 2000 and other relevant information. We received several rounds of comments from the SEC and amended the proxy statement each time. After February 15, 2001, the applicable SEC rules required us to update the information in the proxy statement and include the financial statements and other relevant information for the year ending December 31, 2001. We complied with the SEC rules and amended our proxy statement on March 7, 2002 to include our audited financial statements for the year ended December 31, 2001 and other relevant information. Accordingly when we mailed our proxy statement on March 28, 2002, our stockholders did not receive our financial statements and other relevant information for the year ending December 31, 2000. On April 30, 2002, we held our annual meeting for the year ended December 31, 2001. The proxy statement for that meeting contained detailed information regarding the Company and our financial results, among other things. In order to be assured that our stockholders have obtained the information that would have been included in a proxy statement for our 2000 annual meeting, along with this proxy statement we are delivering a copy of our annual report on Form 10-K for the year ended December 31, 2000. We are also providing certain other information that you would have received in connection with an annual meeting for the year ended December 31, 2000 with to this proxy statement.

NASDAQ PROCEEDINGS

     On May 8, 2002, we received a notice from the Nasdaq National Market regarding non-compliance with certain of the Nasdaq National Market's continued listing requirements and other rules that, if unremedied, could result in the delisting of our Common Stock from the Nasdaq National Market. In particular, we were advised that our Common Stock would be delisted if, by June 30, 2002, we did not obtain stockholder ratification of the Spacenet Transaction. Such ratification would bring us into compliance with the shareholder approval requirements contained in Nasdaq Marketplace Rule 4350(i)(1)(C)(i) and 4350(i)(1)(C)(ii). Further, we were advised that our Common Stock could be delisted because (i) the price of our Common Stock did not maintain a minimum closing bid price of $1.00 for more than 30 consecutive trading days in accordance with Nasdaq Marketplace Rule 4450(a)(5) and (ii) we failed to hold an annual meeting for the year ended December 31, 2000 in accordance with Nasdaq Marketplace Rules 4350(e) and 4350(g). On May 17, 2002, we received a notice from the Nasdaq National Market formally notifying us that we did not comply with the minimum closing bid price requirements of Nasdaq Marketplace Rule 4450(a)(5).

     On May 28, 2002, the Panel granted our request to transfer the listing of our Common Stock to The Nasdaq SmallCap Market effective with the opening of business on Friday, May 31, 2002 pursuant to a few exceptions. We must obtain stockholder ratification for the Spacenet Transaction on or before June 30, 2002. The proxy statement for this meeting must contain all relevant information for fiscal 2000 and an explanation as to why we failed to hold a meeting for fiscal 2000. Finally, on or before August 13, 2002, we must demonstrate compliance with the $1.00 minimum closing bid price requirement for our Common Stock for 10 consecutive days. The Panel also required us to comply with all requirements for continued listing on the Nasdaq SmallCap Market. If we fail to comply with any of the terms of the exceptions as required by the Panel, our Common Stock will be delisted from the Nasdaq Stock Market. Starting May 31, 2002, our trading symbol will include a fifth character "C" appended to our trading symbol to reflect our conditional listing. In other words, our symbol will be changed from "RSTR" to "RSTRC". This fifth character may be removed from our trading symbol once the Panel determines that we have complied with the exceptions.



     With respect to ratification of the Spacenet Transaction, we are calling this Special Meeting of our stockholders to ratify the Spacenet Transaction. As for our annual meeting deficiency, we note that, although we did not hold our 2000 annual meeting, on April 30, 2002, we held our annual meeting for the year ended December 31, 2001. The proxy statement for that meeting contained detailed information regarding the Company and our financial results, among other things. However, in order to be assured that our stockholders have obtained the information that would have been included in a proxy statement for our 2000 annual meeting, along with this proxy statement we are delivering a copy of our annual report on Form 10-K for the year ended December 31, 2000. Finally, as a result of our failure to maintain a minimum closing bid price of at least $1.00, we intend to apply to transfer our listing from the Nasdaq National Market to the Nasdaq SmallCap Market. The Nasdaq SmallCap Market has recently implemented a grace period of approximately 180 days for a listed company moving from Nasdaq National Market to seek to regain compliance with the requirement that the company's publicly-traded security maintain a minimum closing bid price of at least $1.00.


     Notwithstanding the foregoing efforts, no assurances can be given that we will be able to comply with the continuing listing requirements of the Nasdaq SmallCap Market, the exceptions noted by the Panel on May 28, 2002 or that as of August 13, 2002, our Common Stock will achieve a minimum closing bid price of at least $1.00 per share for at least 10 consecutive days. As a result, our Common Stock could be delisted from the Nasdaq in the future. If delisted, we expect to pursue other alternatives including seeking to have our shares of Common Stock traded on the Over the Counter Bulletin Board.

     If, in the future, our shares of Common Stock are delisted from the Nasdaq, their liquidity will be impaired. Though we could then decide to pursue other alternatives, including seeking to have our Common Stock quoted on the Over the Counter Bulleting Board, or OTC market, if our Common Stock were to be delisted, these markets provide substantially less liquidity and stocks traded on these markets generally trade with larger spreads between the bid and the ask price, which may cause the trading price of our Common Stock to decline. Additionally, if delisted, our Common Stock may be characterized as penny stock, which may severely harm its liquidity.

VOTING REQUIREMENTS

     As of the Record Date, we had 63,802,563 shares of our Common Stock outstanding. For the purpose of approving the proposal to ratify the Spacenet Transaction, the 19,396,552 shares of Common Stock issued to Gilat Holland upon the consummation of the Spacenet Transaction will not be voted at the Special Meeting and will not be counted in determining the outcome of the vote. Therefore, for approval of the proposal to ratify the Spacenet Transaction, 44,406,011 shares of our Common Stock are deemed to be entitled to vote at the Special Meeting.

     Approval of the proposal to ratify the Spacenet Transaction requires a majority of the outstanding shares of our Common Stock [i.e., 44,406,011] present in person or represented by proxy and entitled to vote thereon. Gilat and three of our directors, collectively holding approximately 73.56% of the outstanding shares of Common Stock entitled to vote on the Spacenet Transaction, have a voting agreement pursuant to which each party has informed us that they will vote their shares in favor of the proposal to approve the ratification of the Spacenet Transaction. Accordingly, we expect the proposal to ratify the Spacenet Transaction to be approved.

     If the Spacenet Transaction is not approved at the Special Meeting, we will be delisted immediately by the Nasdaq. This means that our Common Stock will not trade on the Nasdaq Stock Market. Even if the Spacenet Transaction is not ratified at the Special Meeting, we do not intend to rescind the issuance of our Common Stock to Gilat Holland and the Spacenet Transaction will remain unaffected.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
       THE PROPOSAL TO RATIFY THE PRIOR ISSUANCE OF 19,396,552 SHARES OF
                   COMMON STOCK IN THE SPACENET TRANSACTION.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 28, 2002 certain information relating to the ownership of our Common Stock by: (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock; (ii) each of our directors and director designees; and
(iii) all of our directors, director designees and executive officers as a group.

                                                                        SHARES       PERCENTAGE
                                                                     BENEFICIALLY   BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS (AND DIRECTOR DESIGNEES) AND OFFICERS(2)    OWNED(1)        OWNED
-------------------------------------------------------------------  ------------   ------------
Yoel Gat(3).....................................................         106,298           *
Giora Oron(4)...................................................               0          --
Michael Anghel..................................................               0          --
Gilat Satellite Networks, Ltd.(5)...............................      41,814,643       64.68%
  1651 Old Meadow Road
  McLean, Virginia 22102
Lance Mortensen(6)..............................................       6,130,875        9.48%
Michael Arnouse(7)..............................................       3,637,554        5.63%
  545 Madison Ave
  New York, NY 10022
Charles Appleby(8)..............................................         813,335        1.26%
  9250 Baymeadows Road
  Suite 220
  Jacksonville, FL 32256
Amiel Samuels(9)................................................          58,646           *
Sasson Darwish(10)..............................................          31,660           *
Robert Edwards(11)..............................................         161,984           *
Christophe Morin(12)............................................               0           *
Jay Scott(13)...................................................         184,812           *
David Wallace(14)...............................................         104,062           *
All directors and executive officers as a group (9 persons).....      11,122,928       17.21%

---------------

  *  Less than 1%

 (1) The number of shares owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of May 28, 2002, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o rStar Corporation, 3000 Executive Parkway, Suite 150, San Ramon, CA 94583.

 (3) Mr. Gat's address is c/o Gilat Satellite Networks, Ltd., 21 Yegia Kapayim Street, Kiryat Arye, Peteh Tikva 49130, Israel.

 (4) Mr. Oron's address is c/o Gilat to Home Latin America (Netherlands Antilles) N.A., 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.

 (5) Based on Schedule 13D/A filed with the SEC on May 21, 2001, Gilat held shared voting as to 41,814,643 of such shares. Gilat indicates that it had no sole voting, sole dispositive, or shared dispositive power over such shares.

 (6) Mr. Mortensen is Chairman of the Board, Chief Executive Officer and President of rStar.

 (7) Mr. Arnouse is a director of rStar.

 (8) Mr. Appleby is a director of rStar.

 (9) Includes shares of Common Stock that are controlled by Mr. Samuel's spouse. Mr. Samuels disclaims beneficial ownership of these shares. Mr. Samuel's address is c/o Gilat Satellite Networks Ltd., 21 Gilat Yegia Kapayim Street, Kiryat Arye, Petah Tikva 49103, Israel.

(10) Includes 31,660 shares of our Common Stock exercisable within 60 days of May 28, 2002. Mr. Darwish's address is 75 East End Avenue, #16D, New York, New York.

(11) Includes options to purchase 161,456 shares of our Common Stock exercisable within 60 days of May 28, 2002. Mr. Edwards is Senior Vice President, Administration and Chief Financial Officer of rStar.

(12) Mr. Morin was Vice President -- Marketing of rStar through and including February 5, 2002.

(13) Includes options to purchase 182,812 shares of our Common Stock exercisable within 60 days of May 28, 2002. Mr. Scott is Chief Operating Officer of rStar.

(14) Includes options to purchase 103,612 shares of our Common Stock exercisable within 60 days of May 28, 2002. Mr. Wallace is Vice President, General Counsel and Secretary of rStar.

                  SELECTED FINANCIAL DATA OF RSTAR CORPORATION

     The table that follows presents portions of rStar's financial statements and is not complete. You should read the following selected financial data together with rStar's financial statements and related notes and with "rStar Management's Discussion and Analysis of Financial Condition and Results of Operations" and the more complete financial information. We have summarized below statement of operations data for the years ended December 31, 1998, 1999, 2000 and 2001 and balance sheet data as of December 31, 1997, 1998, 1999, 2000 and 2001. These selected operations and balance sheet data have been derived from our financial statements which have been audited by independent auditors and which are incorporated by reference into this proxy statement. We have also derived summarized statement of operations data for the three month period ended March 31, 2002 and 2001 and the period from June 25, 1997 through December 31, 1997 and balance sheet data as of March 31, 2002 from our unaudited financial statements. These unaudited financial statements include, in rStar management's opinion, all adjustments, consisting only of normal recurring adjustments, that it considers necessary for the fair presentation of rStar's financial position and results of operations for those periods. The historical results presented below for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for any future period.

                           PERIOD FROM
                             JUNE 25,
                               1997
                           (INCEPTION)
                             THROUGH               YEAR ENDED DECEMBER 31              THREE MONTHS ENDED
                           DECEMBER 31,   -----------------------------------------   ---------------------
                               1997        1998       1999       2000        2001      3/31/01     3/31/02
                           ------------   -------   --------   ---------   --------   ---------   ---------
                           (UNAUDITED)    (IN THOUSANDS, EXCEPT PER SHARE FIGURES)
HISTORICAL
STATEMENT OF OPERATIONS
  Net revenues from
    continuing
    operations...........    $    --      $    --   $     --   $      --   $     --   $      --   $      --
  Net revenues from
    discontinued
    operations...........         --           --      2,542      14,316         --          --          --
  Income (Loss) from
    continuing
    operations...........        (54)        (122)       182      (6,231)   (15,111)     (2,728)     (2,873)
  Income (Loss) from
    discontinued
    operations...........       (527)      (4,909)   (27,309)   (104,724)   (12,260)    (12,350)         --
  Total net loss.........       (581)      (5,031)   (27,127)   (110,955)   (27,371)    (15,078)     (2,873)
  Preferred dividends,
    actual, accreted and
    deemed...............         --         (606)   (17,965)       (213)        --          --          --
  Net loss applicable to
    common
    stockholders.........    $  (581)     $(5,637)  $(45,092)  $(111,168)  $(27,371)  $ (15,078)  $  (2,873)
  Net income (loss) per
    share, basic and
    diluted from
    continuing
    operations...........    $ (0.05)     $ (0.06)  $   0.91   $   (0.16)  $  (0.27)  $   (0.06)  $   (0.05)
  Net income (loss) per
    share, basic and
    diluted from
    discontinued
    operations...........    $    --      $ (0.42)  $  (1.39)  $   (2.40)  $  (0.22)  $   (0.28)  $      --
  Shares used in
    calculation of net
    loss per share, basic
    and diluted..........     11,620       11,685     19,607      43,348     56,068      43,764      63,703

                                                                                                   THREE
                                                                                                  MONTHS
                                                                DECEMBER 31,                       ENDED
                                               ----------------------------------------------   -----------
                                               1997     1998       1999      2000      2001       3/31/02
                                               -----   -------   --------   -------   -------   -----------
                                                                                                (UNAUDITED)
BALANCE SHEET:
  Cash and equivalents......................   $ 275   $   815   $112,714   $48,406   $31,034     $28,558
  Restricted cash...........................      --        --        565       577       683         353
  Total current assets......................     288       820    113,141    48,981    32,055      31,971
  Total current liabilities.................     399       118     23,587    41,108     6,052       4,813
  Total liabilities.........................     861     5,726     36,879    61,653     6,052       4,813
  Total stockholders' equity (deficit)......   $(512)  $(2,123)  $114,313   $11,575   $29,984     $27,158
  Current ratio.............................     .72      6.95       4.80      1.19      5.30        6.64

                              FINANCIAL STATEMENTS

     The financial statements of the Company filed as part of the Company's 2001 Annual Report on Form 10-K is incorporated herein by reference.

     We have attached hereto as Appendix A the unaudited financial statements or rStar that were included in the Form 10-Q for the quarterly period ending June 30, 2001, as amended on February 7, 2002.

     We have also attached hereto as Appendix B the pro forma condensed consolidated statements of operations to give effect to the acquisition of StarBand Latin America by rStar as if such acquisition had occurred as of the beginning of each period presented by combining the Statements of Operations of
(i) rStar for the three months ended March 31, 2002 and the year ended December 31, 2001 with the Statement of Revenues and Direct Costs and Operating Expenses of StarBand Latin America for the three months ended December 31, 2001 and the year ended December 31, 2001, and (ii) the rStar Balance Sheet as of March 31, 2002 and StarBand Latin America Statement of Assets to be Acquired and Liabilities to be Assumed as of December 31, 2001.

WHERE YOU CAN FIND MORE INFORMATION

     rStar is subject to the informational requirements of the Exchange Act and, in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by rStar at the SEC's public reference rooms at:

               Judiciary Plaza                                Citicorp Center
                  Room 1024                               500 West Madison Street
               450 Fifth Street                                  Suite 1400
             Washington, DC 20549                            Chicago, IL 60661

     Copies of such material also can be obtained from the SEC Public Reference Section at the addresses noted above at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. rStar's filings with the SEC are also available to the public without charge at the Internet site maintained by the SEC at http://www.sec.gov.

     Our Common Stock is quoted for trading on the Nasdaq National Market, and, accordingly, reports, proxy statements and other information concerning rStar may be inspected at:

                            The Nasdaq Stock Market
                           Nasdaq Regulatory Filings
                          9801 Washingtonian Boulevard
                                   5th Floor
                             Gaithersburg, MD 20878

     Statements contained in this proxy statement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the proxy statement, each such statement being qualified in all respects by such reference. A copy of the proxy statement may be inspected without charge at the offices of the SEC Public Reference Section at one of the addresses noted above.

     YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION. RSTAR HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 11. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

     The documents listed below that rStar has previously filed with the SEC, including its financial statements, are incorporated by reference:

                                                                   PERIOD
                                                                   ------
Annual Report on Form 10-K...................   Year ended December 31, 2001.
Quarterly Report on Form 10-Q................   Quarter ended March 31, 2002.

                                 OTHER MATTERS

     The management of rStar knows of no other business that will be presented for consideration at the Special Meeting.

                                          By order of the Board of Directors.

                                          David S. Wallace
                                          Secretary

Dated June 11, 2002

                                                                      APPENDIX A

                               RSTAR CORPORATION
                             ---------------------

                         UNAUDITED FINANCIAL STATEMENTS

                                                                       PAGE
                                                                       ----
PART I -- FINANCIAL INFORMATION
Item 1.  Condensed Consolidated Financial Statements
         Condensed Consolidated Balance Sheets as of June 30, 2001
         and December 31, 2000.......................................  A-1
         Condensed Consolidated Statements of Operations for the
         three months and six months ended June 30, 2001 and 2000....  A-2
         Condensed Consolidated Statements of Cash Flows for the six
         months ended June 30, 2001 and 2000.........................  A-4
         Notes to Condensed Consolidated Financial Statements........  A-5

                               RSTAR CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,      DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                               (UNAUDITED)
                                                              (AS ADJUSTED)
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                 AND PER SHARE AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  37,778      $  48,406
  Receivables...............................................          947            123
  Prepaid expenses and other current assets.................          439            452
Total current assets........................................       39,163         48,981
  Equipment, net............................................        3,248          4,507
  Restricted cash...........................................          682            577
  Other assets..............................................        2,021          2,288
  Net assets of discontinued operations.....................        4,051         17,470
Total assets................................................    $  49,165      $  73,823
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   2,445      $   1,790
  Accrued and other liabilities.............................        2,040         12,367
  Accrued liabilities -- related party......................           --          1,208
  Accrued compensation and related expenses.................          984          2,056
  Deferred Revenue..........................................          175             --
  Current portion of capital lease obligations..............        4,492          4,853
  Current portion of capital lease obligations -- related
     party..................................................           --         18,834
Total current liabilities...................................       10,136         41,108
  Capital lease obligations, less current portion...........          996          3,358
  Capital lease obligations -- related party, less current
     portion................................................           --         17,187
Total liabilities...........................................       11,132         61,653
Minority interest in subsidiary.............................           --            595
Stockholders' equity:
Convertible preferred stock, $0.01 par value
  Authorized shares -- 5,000,000, none issued and
     outstanding at June 30, 2001 and December 31, 2000.....           --             --
Common stock, $0.01 par value
  Authorized shares -- 200,000,000
  Issued and outstanding shares 63,778,710 at June 30, 2001
     and 43,957,709 at December 31, 2000....................          638            440
  Additional Paid-in-Capital................................      225,865        180,778
  Deferred stock compensation...............................         (351)          (665)
  Notes receivable from stockholders........................       (6,500)        (6,500)
  Accumulated deficit.......................................     (181,619)      (162,478)
Total stockholders' equity..................................       38,033         11,575
Total liabilities and stockholders' equity..................    $  49,165      $  73,823

     See accompanying Notes to Condensed Consolidated Financial Statements

                               RSTAR CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    THREE MONTHS
                                                                   ENDED JUNE 30,
                                                              ------------------------
                                                                  2001          2000
                                                              -------------   --------
                                                              (AS ADJUSTED)
                                                               (IN THOUSANDS, EXCEPT
                                                                 PER SHARE AMOUNTS)
                                                                    (UNAUDITED)
Revenue from non-affiliates.................................     $    --      $     --
Revenue from affiliates.....................................     $    --      $     --
Total Revenue...............................................     $    --      $     --
Costs and expenses:
  Cost of revenues..........................................           5            --
  Sales and marketing, excluding stock-based compensation of
     $13 and $0 for the three months ended June 30, 2001 and
     June 30, 2000..........................................         728            --
  General and administrative, excluding stock-based
     compensation of $134 and $0 for the three months ended
     June 30, 2001 and June 30, 2000........................       3,453           398
  Research and development, excluding stock-based
     compensation of $2 and $0 for the three months ended
     June 30, 2001 and June 30, 2000........................         629            --
  Amortization of deferred stock compensation...............         149            --
Total costs and expenses....................................       4,964           398
  Loss from continuing operations...........................      (4,964)         (398)
Other income (expense)......................................           5            66
Interest income.............................................         454         1,371
Interest expense............................................        (345)       (1,344)
Net loss from continuing operations.........................     $(4,850)     $   (305)
Income (loss) from discontinued operations..................         789       (14,061)
Dividend on Series A preferred stock........................          --           (78)
Net loss applicable to common stockholders..................     $(4,061)     $(14,444)
Basic and diluted loss per common share
  Net loss from continuing operations.......................     $ (0.09)     $  (0.01)
  Income (loss) from discontinued operations................        0.01         (0.33)
  Net loss per share........................................     $ (0.08)     $  (0.34)
Shares used in calculation of net loss per common share:
  Basic and diluted.........................................      52,617        42,464

     See accompanying Notes to Condensed Consolidated Financial Statements

                               RSTAR CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     SIX MONTHS
                                                                   ENDED JUNE 30,
                                                              ------------------------
                                                                  2001          2000
                                                              -------------   --------
                                                              (AS ADJUSTED)
                                                               (IN THOUSANDS, EXCEPT
                                                                 PER SHARE AMOUNTS)
                                                                    (UNAUDITED)
Revenue from non-affiliates.................................    $     --      $     --
Revenue from affiliates.....................................    $     --      $     --
Total Revenue...............................................    $     --      $     --
Costs and expenses:
  Cost of revenues..........................................          86            --
  Sales and marketing, excluding stock-based compensation of
     $29 and $0 for the six months ended June 30, 2001 and
     June 30, 2000..........................................       1,445            --
  General and administrative, excluding stock-based
     compensation of $279 and $0 for the six months ended
     June 30, 2001 and June 30, 2000........................       3,686           729
  Research and development, excluding stock-based
     compensation of $5 and $0 for the six months ended June
     30, 2001 and June 30, 2000.............................       1,524            --
  Amortization of deferred stock compensation...............         313            --
Total costs and expenses....................................       7,054           729
  Loss from continuing operations...........................      (7,054)         (729)
Other income (expense)......................................          74            59
Interest income.............................................       1,001         3,000
Interest expense............................................      (1,600)       (2,543)
Net loss from continuing operations.........................    $ (7,579)     $   (213)
Loss from discontinued operations...........................     (11,562)      (24,855)
Dividend on Series A preferred stock........................          --           (78)
Net loss applicable to common stockholders..................    $(19,141)     $(25,146)
Basic and diluted loss per common share
  Net loss from continuing operations.......................    $  (0.16)     $  (0.01)
  Loss from discontinued operations.........................       (0.24)        (0.58)
  Net loss per share........................................    $  (0.40)     $  (0.59)
Shares used in calculation of net loss per common share:
  Basic and diluted.........................................      48,215        42,350

     See accompanying Notes to Condensed Consolidated Financial Statements

                               RSTAR CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations.........................  $ (7,579)  $   (213)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
  Amortization of deferred stock compensation...............       313      4,103
  Depreciation..............................................     1,015        728
Changes in operating assets and liabilities:
  Receivables...............................................      (518)        --
  Prepaid expenses and other current assets.................        14       (106)
  Other assets..............................................       267     (2,124)
  Accounts payable..........................................       655      1,814
  Accrued and other liabilities.............................    (2,556)    (3,770)
  Accrued compensation and related expenses.................    (1,072)      (141)
  Deferred Revenue..........................................       175         50
Net cash (used in) provided by operating activities from
  continuing operations.....................................    (9,286)       341
Net cash used in operating activities from discontinued
  operations................................................    (1,517)   (23,355)
NET CASH FLOWS USED IN OPERATING ACTIVITIES.................   (10,803)   (23,014)
CASH FLOWS FROM INVESTING ACTIVITIES:
(Purchase) disposal of equipment............................       244     (1,816)
Restricted cash.............................................      (105)        (2)
Note receivable.............................................      (306)      (166)
NET CASH USED IN INVESTING ACTIVITIES FROM CONTINUING
  OPERATIONS................................................      (167)    (1,984)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM
  DISCONTINUED OPERATIONS...................................     3,080       (433)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........     2,913     (2,417)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock, net.............        10        369
Payments on lease obligations...............................    (2,723)    (5,726)
Payment to acquire minority interest........................       (25)        --
Payment of dividends........................................        --        (78)
NET CASH USED IN FINANCING ACTIVITIES.......................    (2,738)    (5,435)
Decrease in cash and cash equivalents.......................   (10,628)   (30,866)
Cash and cash equivalents at beginning of period............    48,406    112,714
Cash and cash equivalents at end of period..................  $ 37,778   $ 81,848
SUPPLEMENTAL DISCLOSURES:
Capital lease obligations incurred..........................  $     --   $ 20,010
Cash paid for interest......................................  $    514   $  1,349
Reduction from impairment of school assets..................  $  8,670   $     --
Preferred stock issued in purchase of @Fundraising.com......        --     (6,095)
Common stock issued in purchase of LearningGate.com.........        --     (2,950)
Common stock issued to acquire minority interest............      (595)        --
Common stock issued in settlement of outstanding obligation
  to related party..........................................   (45,000)        --

     See accompanying Notes to Condensed Consolidated Financial Statements

                               RSTAR CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2001

1.  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements are prepared on the basis of our advertiser-supported educational network business and fundraising business (the "School Business") being presented as a discontinued operation and include all our accounts and those of our wholly and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. In February 2001, our board of directors approved a formal plan to discontinue our School Business. For comparative purposes, the consolidated statements of operations and related
(loss) income per share information, for all periods presented, have been restated to reflect the results of operations for the discontinued business in "Loss from discontinued operations." The consolidated balance sheets at June 30, 2001 and December 31, 2000 reflect assets and liabilities related to the School Business as "Net assets of discontinued operations". The Consolidated Statement of Cash Flows for the six months ended June 30, 2001 and 2000 reflects separately cash flows from discontinued operations. The unaudited condensed consolidated financial information as of June 30, 2001 and June 30, 2000 includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the financial statements as of and for the year ended December 31, 2000 and related notes.

     Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

2.  NET LOSS PER SHARE

     Basic loss per share has been computed using net loss applicable to common shareholders, divided by the weighted-average number of common shares outstanding during the period, less shares subject to repurchase.

     The calculation of basic and diluted net (loss) income per share is as follows (in thousands, except for per share amounts):

                                                                 THREE MONTHS ENDED
                                                                      JUNE 30,
                                                              ------------------------
                                                                  2001          2000
                                                              -------------   --------
                                                              (AS ADJUSTED)
Net loss from continuing operations.........................     $(4,850)     $   (305)
Loss applicable to common stockholders-continuing
  operations................................................     $(4,850)     $   (305)
Income (loss) from discontinued operations..................         789       (14,061)
Dividend on Series A preferred stock........................          --           (78)
Loss applicable to common stockholders......................     $(4,061)     $(14,444)
Weighted-average shares of common stock outstanding.........      52,817        44,119
Less: weighted-average shares subject to repurchase.........        (200)       (1,655)
Weighted-average shares of common stock outstanding used in
  computing basic net loss per common share.................      52,617        42,464
Basic and diluted net loss per common share from continuing
  operations................................................     $ (0.09)     $  (0.01)
Basic and diluted net income (loss) per common share from
  discontinued operations...................................        0.01         (0.33)
Basic and diluted net loss per common share.................     $ (0.08)     $  (0.34)

                               RSTAR CORPORATION

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              ------------------------
                                                                  2001          2000
                                                              -------------   --------
                                                              (AS ADJUSTED)
Net loss from continuing operations.........................    $ (7,579)     $   (213)
Loss applicable to common stockholders-continuing
  operations................................................    $ (7,579)     $   (213)
Loss from discontinued operations...........................     (11,562)      (24,855)
Dividend on Series A preferred stock........................          --           (78)
Loss applicable to common stockholders......................    $(19,141)     $(25,146)
Weighted-average shares of common stock outstanding.........      48,415        44,005
Less: weighted-average shares subject to repurchase.........        (200)       (1,655)
Weighted-average shares of common stock outstanding used in
  computing basic net loss per common share.................      48,215        42,350
Basic and diluted net loss per common share from continuing
  operations................................................    $  (0.16)     $  (0.01)
Basic and diluted net loss per common share from
  discontinued operations...................................       (0.24)        (0.58)
Basic and diluted net loss per common share.................    $  (0.40)     $  (0.59)

     For the three months and six months ended June 30, 2001 and 2000, we have excluded all convertible preferred stock, warrants to purchase common and preferred convertible stock, outstanding stock options and stock subject to repurchase from the calculation of diluted net loss per common share because all such securities are antidilutive.

     For the periods ended June 30, 2001 and June 30, 2000 potentially dilutive securities totaling 200,000 and 1,655,000 shares, respectively, have been excluded from the calculation of diluted net income per common share because the effect of such securities are antidilutive.

3.  WARRANTS

     We had the following warrants outstanding at June 30, 2001 to purchase shares of stock:

NUMBER OF SHARES      STOCK TYPES       EXERCISE PRICE PER SHARE   EXPIRATION OF WARRANTS
----------------      -----------       ------------------------   ----------------------
    250,000        Series B Preferred            $3.00                  May 2003
    250,000        Series B Preferred             3.50                  May 2003
    100,000        Series D Preferred             5.00                 June 2004
    150,000              Common                   5.00               December 2003
     50,000              Common                   5.00               September 2004
    800,000

4.  COMMITMENTS AND CONTINGENCIES

     In 1999, we entered into credit lines with a number of lease finance companies for the purpose of acquiring computer and network equipment in schools. These lease arrangements bear interest from 10.5% to 18% and have terms ranging from 24 to 36 months. As of June 30, 2001, we had capital leases with eight lessors, representing a total present value obligation of approximately $5,500,000. No excess lease capacity exists on seven of the eight leases.

                               RSTAR CORPORATION

     In 2000 we issued a letter of credit to two companies as security against the leases. As of June 30, 2001, the remaining balance due under such leases was approximately $283,000. The leases are secured by the underlying computer equipment.

     Interest expense on capital leases was $1,417,000 and $2,543,000 for the six months ending June 30, 2001 and 2000, respectively. Of those amounts, $904,000 and $1,416,000, respectively, was attributable to our leases with Spacenet.

5.  RELATED PARTY TRANSACTIONS

     On May 21, 2001, the Company issued 19,396,552 shares of its common stock to Gilat Satellite Networks (Holland) B.V. (Spacenet's affiliate-assignee) in full satisfaction of the Company's outstanding obligations to Spacenet of approximately $45,000,000.

     We purchase satellite and other services and lease a majority of the computer equipment deployed in schools from Spacenet.

     As of June 30, 2001, Gilat, and its Subsidiaries, owned approximately 65% of our outstanding common stock.

     On April 23, 2001, the Company, Spacenet Inc. ("Spacenet") (a wholly-owned subsidiary of Gilat Satellite Networks Ltd. ("Gilat"), and Gilat a then 51% shareholder of the Company, entered into an agreement pursuant to which the Company issued approximately 19.3 million shares of its common stock to Spacenet (or its affiliate-assignee) in full satisfaction of the Company's outstanding obligations to Spacenet amounting to $45,000,000. The Company recorded the settlement of the outstanding obligations as a capital contribution in stockholders' equity.

6.  NEW ACCOUNTING STANDARDS

     In June 2001, the Financial Accounting Standards Board (the "FASB") issued adopted SFAS No. 141 Business Combinations and SFAS No. 142 Goodwill and Intangible Assets. SFAS No. 141 addresses the methods used to account for business combinations and requires the use of the purchase method of accounting for all combinations after June 30, 2001. SFAS No. 142 addresses the methods used to amortize intangible assets and to assess impairment of those assets, including goodwill, resulting from business combinations accounted for under the purchase method. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. As of June 30, 2001 our assets included no goodwill or intangible assets resulting from business combinations.

7.  ADJUSTMENT

     The Company recorded an adjustment in the financial statements to reflect certain capitalized legal and consulting costs as expenses. The expenses relate to the acquisition agreement entered into by the Company on April 23, 2001. Although the legal form of the proposed acquisition is an acquisition of StarBand Latin America by rStar, for accounting purposes, the acquisition will be reflected as an acquisition of rStar by StarBand Latin America. Accordingly, rather than being capitalized, the legal and consulting costs should be reflected as expenses. As a result, the Company increased net loss from continuing operations $1,034,000 for the three months and six months ended June 30, 2001 and reduced stockholders' equity by a like amount.

8.  SUBSEQUENT EVENTS

     The Company's Nasdaq Qualification Hearing was held on August 9, 2001. At the hearing, the Hearing Panel considered the Company's failure to comply with
(i) Nasdaq Marketplace Rule 4450(a)(5) that a listed company maintain a minimum bid price of at least $1.00 per share, (ii) Nasdaq Marketplace

                               RSTAR CORPORATION

Rule 4450(a)(3) that a listed company maintain a minimum of $4,000,000 net tangible assets or $10,000,000 stockholder's equity and (iii) Nasdaq Marketplace Rules 4350(i)(1)(C)(i) and 4350(i)(1)(C)(ii), under which the Hearing Panel contended that a vote of the Company's stockholders was necessary in connection with the debt for equity swap by the Company, Spacenet and Gilat.

                                                                      APPENDIX B

                               RSTAR CORPORATION
                             ---------------------

                        PRO FORMA FINANCIAL INFORMATION

                        PRO FORMA FINANCIAL INFORMATION

     The following pro forma condensed consolidated financial information are set forth herein to give effect to the acquisition of StarBand Latin America (Holland) B.V. ("StarBand Latin America" or the "Company") by rSTAR Corporation ("rStar") as if such acquisition had occurred as of the beginning of each period presented by combining the Statements of Operations of (i) rStar for the three months ended March 31, 2002 and the year ended December 31, 2001 with the Statement of Revenues and Direct Costs and Operating Expenses of StarBand Latin America for the three months ended December 31, 2001 and the year ended December 31, 2001, and (ii) the rStar Balance Sheet as of March 31, 2002 and StarBand Latin America Statement of Assets to be Acquired and Liabilities to be Assumed as of December 31, 2001.

     THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE COMBINED RESULTS OF OPERATIONS THAT WOULD HAVE BEEN REPORTED ON A HISTORICAL BASIS, NOR DO THEY REPRESENT A FORECAST OF THE COMBINED FUTURE RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD. ALL INFORMATION CONTAINED HEREIN SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE NOTES THERETO OF AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDED IN RSTAR CORPORATION'S ANNUAL REPORT FILED ON FORM 10K FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE QUARTERLY REPORT FILED ON FORM 10-Q FOR THE THREE MONTHS PERIOD ENDING MARCH 31, 2002, WHICH HAVE BEEN INCORPORATED BY REFERENCE.

                               RSTAR CORPORATION

                         UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2002

                                                        STARBAND
                                          RSTAR      LATIN AMERICA                                                  PRO FORMA AS
                                       CORPORATION   (HOLLAND) B.V.                               ADJUSTMENT FOR    ADJUSTED FOR
                                        MARCH 31,     DECEMBER 31,     PRO FORMA     PRO FORMA       EXCHANGE         EXCHANGE
                                          2002            2001        ADJUSTMENTS   AS ADJUSTED       OFFER            OFFER
                                       -----------   --------------   -----------   -----------   --------------   --------------
                                                                             (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents..........   $  28,558       $   101                      $  28,659       $(10,000)       $  18,659
  Restricted cash....................          --         5,223                          5,223                           5,223
  Accounts receivable, net...........          --         2,223                          2,223                           2,223
  Recoverable tax....................          --         2,390                          2,390                           2,390
  Inventory..........................          --         4,536                          4,536                           4,536
  Prepaid expenses and other current
    assets...........................         479           914                          1,393                           1,393
                                        ---------       -------         -------      ---------       --------        ---------
Total current assets.................      29,037        15,387                         44,424                          34,424
Equipment, net.......................       1,408        20,197                         21,605                          21,605
Restricted cash......................         353            --                            353                             353
Other assets.........................         897            --                            897                             897
Net assets of discontinued
  operations.........................         276            --                            276                             276
                                        ---------       -------         -------      ---------       --------        ---------
Total assets.........................   $  31,971       $35,584                      $  67,555                       $  57,555
                                        =========       =======         =======      =========       ========        =========
LIABILITIES AND STOCKHOLDERS EQUITY:
Current liabilities:
  Account payable....................       1,261         1,519                          2,780                           2,780
  Accrued expenses and other
    liabilities......................       1,401         1,965                          3,366                           3,366
  Accrued compensation and related
    expenses.........................         263            --                            263                             263
  Deferred income....................          --         3,743                          3,743                           3,743
  Current portion of capital lease
    obligations......................       1,889         1,431                          3,320                           3,320
                                        ---------       -------         -------      ---------       --------        ---------
Total current liabilities............       4,814         8,658                         13,472                          13,472
Capital lease obligations, less
  current portion....................          --         3,792                          3,792                           3,792
Other long term liabilities..........          --         1,966                          1,966                           1,966
                                        ---------       -------         -------      ---------       --------        ---------
Total liabilities....................       4,814        14,416                         19,230                          19,230
                                        ---------       -------         -------      ---------       --------        ---------
Stockholders Equity:
Net assets to be acquired............          --        21,168         (21,168)B
Convertible preferred stock, $0.01
  par value 5,000,000 shares
  authorized, none issue and
  outstanding at June 30, 2001.......          --            --
Common Stock, $0.01, 200,000,000
  shares authorized, 63,802,563
  shares issued and outstanding at
  March 31, 2002 and at December 31,
  2001...............................         638            --             431B         1,069                           1,069
Additional paid in capital...........     225,828            --            (431)B      246,565            816E         247,381
                                                                         21,168

Deferred stock compensation..........         (86)           --                            (86)                            (86)
Notes receivable from stockholders...      (6,500)           --                         (6,500)                         (6,500)
Treasury Stock.......................          --                                           --        (10,816)E        (10,816)
Accumulated Deficit..................    (192,723)           --                       (192,723)                       (192,723)
                                        ---------       -------         -------      ---------       --------        ---------
Total Stockholders equity............      27,157        21,168                         48,325                          38,325
                                        ---------       -------         -------      ---------       --------        ---------
Total Liabilities and stockholders
  equity.............................   $  31,971       $35,584                      $  67,555                       $  57,555
                                        =========       =======         =======      =========       ========        =========

                               RSTAR CORPORATION

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                        STARBAND
                                         RSTAR        LATIN AMERICA
                                      CORPORATION    (HOLLAND) B.V.
                                      THREE MONTHS    THREE MONTHS                                 ADJUSTMENT   PRO FORMA AS
                                         ENDED            ENDED                                       FOR       ADJUSTED FOR
                                       MARCH 31,      DECEMBER 31,      PRO FORMA     PRO FORMA     EXCHANGE      EXCHANGE
                                          2002            2001         ADJUSTMENTS   AS ADJUSTED     OFFER         OFFER
                                      ------------   ---------------   -----------   -----------   ----------   ------------
                                                                          (IN THOUSANDS)
Revenues............................    $    --          $ 1,405                      $  1,405                    $  1,405
                                        -------          -------         ------       --------       ------       --------
Operating expenses:
  Cost of revenues..................         --            1,494                         1,494                       1,494
  Selling and marketing expenses....        617              349                           966                         966
  General and administrative
    expenses........................      1,552              498                         2,050                       2,050
  Research and development..........        213                -                           213                         213
  Depreciation and amortization.....        459              704                         1,163                       1,163
                                        -------          -------         ------       --------       ------       --------
Total operating expenses............      2,841            3,045                         5,886                       5,886
                                        -------          -------         ------       --------       ------       --------
Operating loss......................     (2,841)          (1,640)                       (4,481)                     (4,481)
Other income (expense):
  Interest expense..................       (214)              --                          (214)                       (214)
  Interest income...................        123               --            (41)D           82                          82
  Other income (expense)............         59               --                            59                          59
                                        -------          -------         ------       --------       ------       --------
                                            (32)              --                           (73)                        (73)
                                        -------          -------         ------       --------       ------       --------
Loss from continuing operations
  before provision for income
  taxes.............................     (2,873)          (1,640)                       (4,554)                     (4,554)
Provision for income taxes..........         --               --                            --                          --
                                        -------          -------         ------       --------       ------       --------
Loss from continuing operations.....    $(2,873)         $(1,640)                     $ (4,554)                   $ (4,554
                                        =======          =======         ======       ========       ======       ========
Pro forma net loss per common share-
  basic and dilutive from continuing
  operations........................    $ (0.05)              --                      $  (0.04)                   $  (0.04)
                                        =======          =======         ======       ========       ======       ========
Pro forma weighted average shares
  outstanding.......................     63,703           62,500F                      106,809       (2,527)       104,279
                                        =======          =======         ======       ========       ======       ========

                               RSTAR CORPORATION

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                         STARBAND
                                          RSTAR        LATIN AMERICA
                                       CORPORATION    (HOLLAND) B.V.                                ADJUSTMENT   PRO FORMA AS
                                        YEAR ENDED      YEAR ENDED                                     FOR       ADJUSTED FOR
                                       DECEMBER 31,    DECEMBER 31,      PRO FORMA     PRO FORMA     EXCHANGE      EXCHANGE
                                           2001            2001         ADJUSTMENTS   AS ADJUSTED     OFFER         OFFER
                                       ------------   ---------------   -----------   -----------   ----------   ------------
                                                                           (IN THOUSANDS)
Revenues.............................    $     --         $ 9,874                      $  9,874                    $  9,874
                                         --------         -------         ------       --------      --------      --------
Operating expenses:
  Cost of revenues...................           -           9,107                         9,107                       9,107
  Selling and marketing expenses.....       2,988             720                         3,708                       3,708
  General and administrative
    expenses.........................       5,656           3,191                         8,847                       8,847
  Research and development...........       2,619              --                         2,619                       2,619
  Depreciation and amortization......       2,133           2,080                         4,213                       4,213
                                         --------         -------         ------       --------      --------      --------
Total operating expenses.............      13,396          15,098                        28,494                      28,494
                                         --------         -------         ------       --------      --------      --------
Operating loss.......................     (13,396)         (5,224)                      (18,620)                    (18,620)
                                         --------         -------         ------       --------      --------      --------
Other income (expense):
  Interest expense...................      (2,253)             --            904 C       (1,349)                     (1,349)
  Interest income....................       1,616              --           (450)D        1,166                       1,166
  Other income.......................          27              --                            27                          27
  Write off of related party
    investment.......................      (1,105)                                       (1,105)                     (1,105)
                                         --------         -------         ------       --------      --------      --------
                                           (1,715)             --                        (1,261)                     (1,261)
                                         --------         -------         ------       --------      --------      --------
Loss from continuing operations
  before provision for income
  taxes..............................     (15,111)         (5,224)                      (19,881)                    (19,881)
Provision for income taxes...........          --              --
                                         --------         -------         ------       --------      --------      --------
Net loss from continuing
  operations.........................    $(15,111)        $(5,224)                     $(19,881)     $(19,881)
                                         ========         =======         ======       ========      ========      ========
Pro forma net loss per common share-
  basic and dilutive from continuing
  operations.........................    $  (0.27)             --                      $  (0.19)                   $  (0.19)
                                         ========         =======         ======       ========      ========      ========
Pro forma weighted average shares
  outstanding........................      56,068                         50,595        106,663        (2,527)F     104,136
                                         ========         =======         ======       ========      ========      ========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

     NOTE 1. The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of rStar Corporation ("rStar") and the financial statements of StarBand Latin America (Holland) B.V. ("StarBand Latin America") for the indicated periods. The unaudited pro forma condensed consolidated financial information do not reflect activity subsequent to the periods presented and therefore does not reflect a projection of future results nor does it anticipate cost reductions or other synergies that may result from the combination.

     NOTE 2. rStar's statement of operations for the year ended December 31, 2001 has been combined with StarBand Latin America's statement of revenues and direct costs and operating expenses for the year ended December 31, 2001. Additionally, rStar's statement of operations for the three months ended March 31, 2002 and balance sheet as of March 31, 2001 has been combined with StarBand Latin America statement of revenues and direct costs and operating expenses for the three months ended December 31, 2001 and statement of assets to be acquired and liabilities to be assumed as of December 31, 2001, respectively. The purpose of combining the two companies is for the presentation of unaudited pro forma condensed consolidated statements of operations and balance sheets only.

     NOTE 3. The unaudited pro forma net loss per share is based on the weighted average number of common shares of the rStar's Common Stock outstanding during the periods presented after giving effect to the acquisition.

     NOTE 4. Certain reclassifications have been made to the StarBand Latin America's statements to conform to rStar's presentation.

     NOTE 5. The following pro forma adjustments are reflected in the unaudited pro forma condensed consolidated statements of operations:

          A.  Note intentionally left blank.

          B. In April 2001, Gilat Satellite Networks Ltd. ("Gilat") announced a series of planned transactions, which together with prior tender offers resulted in Gilat obtaining an additional equity interest in rStar. As described elsewhere in this proxy, Gilat exchanged $45 million dollars of debt of rStar for 19,396,552 shares of rStar common stock. In accordance with the Second Amended and Restated Acquisition Agreement dated December 31, 2001 (the "second amended acquisition agreement"), rStar will issue 43,103,448 shares of its common stock in exchange for all the outstanding stock of StarBand Latin America, an indirect wholly owned subsidiary of Gilat. As a result, Gilat will indirectly own 85% of rStar subsequent to these transactions and the exchange offer discussed below. As Gilat is the controlling shareholder of both rStar and StarBand Latin America, the planned acquisition will be accounted for as a combination between entities under common control in accordance with APB 16. As such, no goodwill will result from the transaction and historical amounts will carryforward subsequent to the transaction.

          C. Represents the elimination of interest expense relating to the related party debt that was cancelled as described in footnote G.

          D. Represents the elimination of interest income on the cash component of the exchange offer as described in footnote E.

          E. In connection with the second amended acquisition agreement, rStar will offer to exchange up to 6,315,789 shares of rStar common stock in exchange for .0738 of a Gilat ordinary share and cash consideration ranging from $0.32 to $1.58 per share for each share of rStar common stock tendered. The exact amount of cash consideration is based on a formula, which is dependent on the average trading price of Gilat's stock for the 10 trading period ending 5 days prior to the expiration of the exchange offer. Below is an example of this formula assuming the maximum 29% conversion and the most recent trading price of Gilat's stock.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION -- (CONTINUED)

  FORMULA

     Assuming that the recent trading price of Gilat ordinary shares is $1.75, the cash consideration, in the aggregate, equals = [($6,000,000 + (($12 minus $1.75) * (466,105))] = $10,777,576.25. The aggregate value of the cash consideration is limited, as discussed below, to a maximum of $10 million or $1.58 per share.

     In the event that the average trading price is greater than $12 per share, then the above formula would be reversed so that the difference between $12 and the average trading price is reduced from the $6 million. In no event can the aggregate value of the cash consideration be greater than $10 million or less than $2 million. The actual cash consideration to be paid will differ based upon the formula described above; as a result, the actual amount will differ from the amount calculated above. For purposes of the pro forma we have used the trading price of Gilat's stock as of March 31, 2002 to calculate the cash consideration to be paid.

     In addition rStar will exchange 3,789,473 shares of rStar, assuming the maximum conversion, for 466,105 Gilat ordinary shares in order to provide for the stock consideration for the exchange offer, as described above.

          F. The weighted average shares (in thousands) outstanding of used to in the pro forma was calculated as follows:

                                                        DECEMBER 31,   MARCH 31,
                                                            2001         2002
                                                        ------------   ---------
Weighted average shares outstanding of rStar..........     56,068        63,703
Weighted average affect of the cancellation of related
  party debt (See note G).............................      7,492            --
Share issued in acquisition (See note B)..............     43,103        43,103
                                                          -------       -------
Pro Forma weighted average shares outstanding of
  rStar...............................................    106,663       106,806
  Net shares tendered in exchange offer (See Note
     E)...............................................     (2,527)       (2,527)
                                                          -------       -------
Pro forma weighted average share outstanding
  subsequent to the exchange offer....................    104,136       104,279
                                                          =======       =======

          G. On May 21, 2001, rStar issued 19,396,552 shares of rStar common stock to a controlled affiliate of Gilat in exchange for the cancellation of approximately $45,000,000 in capital lease obligations and other accrued liabilities owed by rStar to Spacenet, Inc., a wholly owned subsidiary of Gilat. The pro forma weighted average shares have been adjusted as if this transaction has occurred as of January 1, 2001.

                                                                      APPENDIX C

COMPENSATION OF DIRECTORS

     In fiscal year 2000, each director who was not an employee of rStar or any of its subsidiaries ("non-employee director") received fees for his service as a director. Each non-employee director received an annual retainer of $10,000, plus $1,000 for each Board of Directors meeting they attended. Directors who served as a chair for the Compensation or Audit Committees each received an additional fee of $750 for each committee meeting they chaired. All other non-employee directors received a fee of $500 for each committee meeting they attended. Directors are also reimbursed for out of pocket expenses in attending Board of Directors meetings.

     Our 1998 Stock Plan, as amended in July 2000, provides that options will be granted to non-employee directors pursuant to an automatic non-discretionary grant formula. Each non-employee director will be granted an option to purchase 20,000 shares of rStar common stock on the date of each annual meeting of the stockholders of rStar. Each option will be granted at the fair market value of the rStar common stock on the date of grant. Options granted to non-employee directors under the 1998 Stock Plan will be fully vested and exercisable on the date of grant. The options to be granted under the 1998 Stock Plan will be nonqualified stock options. Nonqualified stock options are stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Currently, all directors other than Mr. Mortensen are eligible to participate in the 1998 Stock Plan as non-employee directors.

     In May 2000, Mr. Arnouse, as a non-employee director of rStar, was granted an option to purchase 7,500 shares of rStar common stock at an exercise price of $2.4375. This option was immediately exercisable. Mr. Appleby commenced service as a director in January 2001, and did not receive stock options or compensation during fiscal year 2000.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of six meetings (including regularly scheduled and special meetings) during fiscal 2000. During the last fiscal year, no incumbent director while a member of the Board of Directors attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served.

     Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee, which currently consists of Mr. Appleby, Mr. Arnouse and Mr. Amiel Samuels is responsible for, among other things: (1) recommending engagement of our independent auditors; (2) approving the services performed by such auditors; (3) consulting with such auditors and reviewing with them the results of their examination; (4) reviewing and approving any material accounting policy changes affecting our operating results; (5) reviewing our control procedures and personnel; and (6) reviewing and evaluating our accounting principles and our system of internal accounting controls. The Audit Committee held three meetings during fiscal year 2000.

     The Compensation Committee, which currently consists of Mr. Arnouse and Mr. Appleby, is responsible for: (1) reviewing and approving the compensation and benefits for our officers and other employees; (2) administering our stock purchase and stock option plans; and (3) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal year 2000. Neither Mr. Arnouse nor Mr. Appleby is an officer or employee of rStar or its subsidiaries.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires our executive officers and our directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish rStar with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during fiscal year 2000 all Section 16(a) filing requirements applicable to rStar's executive officers, directors and 10% stockholders were complied with, except for the following filings:

     - An Amended Form 4 was filed in June 2000 to revise the total number of shares owned by Rick Inatome. Mr. Inatome was our former Chief Executive Officer.

     - An Amended Form 4 was filed in June 2000 to revise the total number of shares owned by Mr. Kim Gaynor. Mr. Gaynor was our former Chief Operating Officer.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer during the last fiscal year (the "Named Officers") for services rendered to us in all capacities during the last three fiscal years.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                       ANNUAL           AWARDS
                                                                    COMPENSATION     ------------
                                                                   ---------------    SECURITIES
                                                          FISCAL   SALARY    BONUS    UNDERLYING
NAME AND PRINCIPAL POSITION                                YEAR      ($)      ($)    OPTIONS (#)
---------------------------                               ------   -------   -----   ------------
Lance Mortensen(1)......................................   2000    261,692     0             0
  Chairman, Chief Executive Officer                        1999    248,400     0             0
  and President                                            1998    273,052     0       300,000
Robert Edwards(2).......................................   2000    154,000     0       250,000
  Senior Vice President, Administration                    1999          0     0             0
  and Chief Financial Officer                              1998          0     0             0
Christophe Morin(3).....................................   2000    109,000     0       125,000
  Vice President, Marketing                                1999          0     0             0
                                                           1998          0     0             0
Jay Scott(4)............................................   2000    131,000     0             0
  Chief Operating Officer                                  1999          0     0             0
                                                           1998          0     0             0
David Wallace(5)........................................   2000    147,625     0        30,000
  Vice President, General Counsel                          1999      6,379     0         8,100
  and Secretary                                            1998          0     0             0
R. Kimberly Gaynor(6)...................................   2000    449,864     0       100,000
  Former Chief Operating Officer                           1999     23,076     0       380,000
                                                           1998          0     0             0
Rick Inatome(7).........................................   2000    256,251     0             0
  Former Chief Executive Officer                           1999     71,846     0       200,000
                                                           1998          0     0             0

---------------

(1) Mr. Mortensen served as our Chief Executive Officer from June of 1997 to September of 1999. He was renamed Chief Executive Officer in October 2000.

(2) Mr. Robert Edwards joined us in March 2000 in his current position.

(3) Mr. Morin joined us in May 2000 and has served in his current position since April 2001.

(4) Mr. Scott joined us in March 2000 and has served in his current position since January 2001.

(5) Mr. Wallace joined us in November 1999 and has served in his current position since January 2001.

(6) Mr. Gaynor joined us in December 1999 and was employed by us until October 2000.

(7) Mr. Inatome joined us in September 1999 and was employed by us until October 2000.

  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, as to the Named Officers, information concerning stock options granted during the fiscal year ended December 31, 2000.

                                                                                             POTENTIAL
                                                                                             REALIZABLE
                                                                                              VALUE AT
                                                      INDIVIDUAL GRANTS                       ASSUMED
                                      --------------------------------------------------    ANNUAL RATES
                                                    PERCENT OF                             OF STOCK PRICE
                                      NUMBER OF    TOTAL OPTIONS                            APPRECIATION
                                      SECURITIES    GRANTED TO                               FOR OPTION
                                      UNDERLYING     EMPLOYEES                                TERM(4)
                                       OPTIONS       IN FISCAL     EXERCISE   EXPIRATION   --------------
NAME                                  GRANTED(1)      YEAR(2)       PRICE        DATE       5%       10%
----                                  ----------   -------------   --------   ----------   ----      ----
Lance Mortensen.....................         0            0            N/A         N/A      0         0
Robert Edwards......................   200,000         8.37         $ 4.75     4/14/10      0         0
Robert Edwards......................    50,000         2.09         $2.625      6/5/10      0         0
Christophe Morin....................   125,000         5.23          2.625      6/5/10      0         0
Jay Scott...........................         0            0            N/A         N/A      0         0
David Wallace.......................    30,000         1.26         $2.625      6/5/10      0         0
R. Kimberly Gaynor..................   100,000         4.19         $2.625      6/5/10      0         0
Rick Inatome........................         0            0            N/A         N/A      0         0

---------------

(1) All options in this table were granted under the 1998 Stock Plan and have exercise prices not less than the fair market value on the date of grant. All such options have 10-year terms. Options vest over a 4-year period at the rate of one-fourth on the first anniversary of the vesting commencement date and monthly thereafter.

(2) We granted options to purchase 2,389,316 shares of rStar common stock to employees and consultants in fiscal year 2000.

(3) Options may terminate before their expiration upon the termination of the optionee's status as an employee or consultant of rStar, the optionee's death or rStar's acquisition.

(4) Potential realizable value assumes that the price of rStar common stock increases from the exercise price as of the date of grant until the end of the option term (i.e. 10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price of rStar common stock were to increase at such rates from the price at 2000 fiscal year end ($0.56 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $0.91 and $1.45, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

  OPTION EXERCISES AND HOLDINGS

     The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during fiscal year 2000 and the number of shares of rStar common stock subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of rStar common stock as of December 31, 2000.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES       VALUE     OPTIONS AT FISCAL YEAR END    AT FISCAL YEAR END($)(1)(2)
                            ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                        EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Lance Mortensen...........       0           0         200,000        100,000           0              0
Robert Edwards............       0           0               0        250,000           0              0
Christophe Morin..........       0           0               0        125,000           0              0
Jay Scott.................       0           0               0              0           0              0
David Wallace.............       0           0           2,193         35,907           0              0
R. Kimberly Gaynor........       0           0               0              0           0              0
Rick Inatome..............       0           0               0              0           0              0

---------------

(1) Market value of underlying securities based on the closing price of rStar common stock on December 29, 2000 (the last trading day of fiscal year 2000) on the Nasdaq National Market of $0.5625 minus the exercise price.

(2) The exercise price of options granted exceeds the fair market value of $0.5625 of rStar common stock on December 29, 2000.

COMPENSATION COMMITTEE REPORT

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     This report is provided by the Compensation Committee (the "Committee") of the Board of Directors to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of our Chief Executive Officer and our other senior officers.

     The Committee is comprised of two non-employee directors. The Committee's responsibility is to review and to recommend to the Board of Directors the compensation levels of the Chief Executive Officer and our other senior officers, to evaluate the performance of management and to consider management succession and related matters. The Committee also establishes the policies and programs that determine the compensation of our officers and other employees. The Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and our other executive officers and employees. In addition, the Committee administers our stock incentive plan. The Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

     The Committee's 2000 compensation actions and policies were based on recommendations on our executive compensation practices from Watson Wyatt, an outside consulting firm that specializes in executive compensation, internally generated information, comparative pay practice data, and its own review of the status of the executive compensation program that was adopted by the Committee in 1999. As a result of its comprehensive review, the Committee implemented changes to increase the percentage of pay that can be earned under the annual and long-term incentive compensation programs. To seek to better align the executive officers' interests with those of our stockholders, the Committee also increased the number of shares subject to stock option grants.

  COMPENSATION PHILOSOPHY

     When creating policies and making decisions concerning executive compensation, the Committee:

     - Ensures that the executive team has clear goals and accountability with respect to corporate performance;

     - Establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of our growth, and the labor markets in which we operate;

     - Independently assesses operating results on a regular basis in light of our expected performance; and

     - Aligns pay incentives with the long-term interests of our stockholders.

  COMPENSATION PROGRAM

     Our executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

     - Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (San Francisco Bay Area) and national data are examined and taken into account, along with the skills and performance of the individual and our needs.

     - Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals and is earned upon attainment of these specified business goals.

     - Equity-based incentive compensation has been provided to employees and executive officers through our stock incentive plans. Under these plans, our officers, employees and certain consultants are eligible to be granted stock options based on competitive market data, as well as their responsibilities. These options allow participants to purchase shares of rStar common stock at the market price on the date of the grant, subject to vesting during the participant's employment with us. Employees are also permitted to purchase shares of rStar common stock, subject to certain limitations, at 85% of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Our stock option plans utilize vesting periods to encourage employees and executives to remain with us and to focus on longer-term results.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mortensen resumed service as our Chief Executive Officer in October 2000, at which time he succeeded Mr. Inatome in that position. In determining the compensation of our Chief Executive Officer for the fiscal year ended December 31, 2000, we used an industry survey of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, as well as our corporate individual objectives for the fiscal year. Mr. Mortensen's annual base compensation for fiscal year 2000 was $275,000. Mr. Mortensen did not receive an employee bonus in the fiscal year ended December 31, 2000.

     Mr. Mortensen did not receive a stock option grant or stock award for fiscal year 2000.

  OTHER EXECUTIVE COMPENSATION

     We provide certain compensation programs to executives that are also available to other our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. We do not provide executive perquisites such as club memberships.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Internal Revenue Code of 1986, as amended (the "Code") limits the federal income tax deductibility of compensation paid to our chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions, such as stockholder approval. Considering our current compensation plans and policy, rStar and the Committee believe that, for the near future, there is little risk that we will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policy will be modified to maximize deductibility if rStar and the Committee determine that such action is in our best interest.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Michael Arnouse
Charles Appleby

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on our common stock with the cumulative return of the Nasdaq Composite Stock Market Index (the "Nasdaq Composite Index") and the Chase H&Q Internet 100 Index (the "H&Q 100 Index"). The graph assumes that $100 was invested on October 20, 1999 in our common stock, the Nasdaq Composite Index and the Chase H&Q Internet 100 Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic price performance is not indicative of future stock price performance.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
       AMONG RSTAR CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                        THE JP MORGAN H&Q INTERNET INDEX

                                                                                  NASDAQ STOCK               JP MORGAN H & Q
                                                       RSTAR CORP.                MARKET (U.S.)                 INTERNET
                                                       -----------                -------------              ---------------
10/20/99                                                    100                         100                         100
12/99                                                     78.41                       145.7                      190.23
12/00                                                      5.12                       87.63                       73.19
12/01                                                      3.55                       69.54                        47.1

---------------

* $100 invested on 10/29/99 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised solely of outside Directors. The Compensation Committee of the Board of Directors consists of Mr. Arnouse, as Chairman, and Mr. Appleby. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 20, 2002 certain information relating to the ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of rStar common stock; (ii) each of our current directors; (iii) each of the officers named in the Executive Compensation Table hereof; and (iv) all of our directors and executive officers as a group.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS AND OFFICERS(2)                      OWNED(1)        OWNED
------------------------------------------                    ------------   ------------
5% STOCKHOLDERS:
Gilat Satellite Networks, Ltd.(3)...........................   41,814,643       64.72%
  1651 Old Meadow Road
  McLean Virginia 22102
Lance Mortensen(4)..........................................    6,430,875        9.95%
Michael Arnouse(5)..........................................    3,617,554        5.60%
  545 Madison Ave
  New York, NY 10022
CURRENT DIRECTORS:
Charles Appleby(6)..........................................      813,335        1.26%
  9250 Baymeadows Road
  Suite 220
  Jacksonville, FL 32256
Amiel Samuels(7)............................................       56,000           *
Sasson Darwish(8)...........................................           --          --
EXECUTIVE OFFICERS:
Robert Edwards(9)...........................................      139,068           *
Christophe Morin(10)........................................       85,937           *
Jay Scott(11)...............................................      159,812           *
David Wallace(12)...........................................       88,268           *
All directors and executive officers as a group (9
  persons)..................................................   11,390,849       17.57%

---------------

  *  Less than 1%

 (1) The number of shares owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of February 20, 2002 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o rStar Corporation, 3000 Executive Parkway, Suite 150, San Ramon, CA 94583.

 (3) Based on Schedule 13D/A filed with the SEC on May 21, 2001, Gilat held shared voting as to 41,814,643 of such shares. Gilat indicates that it had no sole voting, sole dispositive, or shared dispositive power over such shares.

 (4) Includes options to purchase 300,000 shares of our common stock exercisable within 60 days of February 20, 2002. Mr. Mortensen is Chairman of the Board, Chief Executive Officer and President of rStar.

 (5) Includes options to purchase 40,000 shares of our common stock exercisable within 60 days of February 20, 2002. Mr. Arnouse is a director of rStar.

 (6) Includes options to purchase 6,667 shares of our common stock exercisable within 60 days of February 20, 2002. Mr. Appleby is a director of rStar.

 (7) Includes shares of rStar common stock that are controlled by Mr. Samuel's spouse. Mr. Samuels disclaims beneficial ownership of these shares. Mr. Samuel's address is c/o Gilat Satellite Networks Ltd., 21 Gilat Yegia Kapayim Street, Kiryat Arye, Petah Tikva 49130, Israel.

 (8) Mr. Darwish's address is c/o Emblaze Systems, Inc., 424 Madison Avenue, 16th Floor, New York, New York.

 (9) Includes options to purchase 12,502 shares of our common stock exercisable within 60 days of February 20, 2002. Mr. Edwards is Senior Vice President, Administration and Chief Financial Officer of rStar.

(10) Mr. Morin was Vice President -- Marketing of rStar through February 5,
     2002.

(11) Includes options to purchase 16,667 shares of our common stock exercisable within 60 days of February 20, 2002. Mr. Scott is Chief Operating Officer of rStar.

(12) Includes options to purchase 10,417 shares of our common stock exercisable within 60 days of February 20, 2002. Mr. Wallace is Vice President, General Counsel and Secretary of rStar.

AUDIT COMMITTEE

  AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors currently consists of Messrs. Arnouse, Samuels and Appleby. Mr. Appleby serves as Chairman. Mr. Samuels joined the Audit Committee on June 14, 2001. Each of the members of the Audit Committee, other than Mr. Samuels, qualifies as an independent director as defined by the NASDAQ National Market standards governing the qualification of Audit Committee members. Mr. Samuels may be deemed not to be an independent director under the NASDAQ rules because he is an employee of Gilat, the majority shareholder and an affiliate of rStar. Under the current listing standards of the NASDAQ National Market, a board of directors may appoint one non-independent director to the audit committee in certain circumstances. The Board of Directors has determined that it is in the best interests of rStar and its stockholders to appoint Mr. Samuels to the Audit Committee because of his financial sophistication, knowledge of the StarBand Latin America business and his prior experience in accounting and financial reporting.

     The Board of Directors approved a written charter of the audit committee that defines its roles and responsibilities which is attached as Appendix D to this proxy statement. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of rStar's independent auditors.

     Management is responsible for rStar's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of rStar's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, rStar's independent auditors. Management represented to the Audit Committee that rStar's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Grant Thornton LLP's judgments about the quality (not just the acceptability) of rStar's accounting principles as applied to financial reporting.

     Grant Thornton LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP that firm's independence. The Audit Committee further considered whether the provision by Grant Thornton LLP of the non-audit services described above is compatible with maintaining the auditors' independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that rStar's audited consolidated financial statements be included in rStar's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of Grant Thornton LLP as rStar's independent auditors for 2001, subject to stockholder ratification.

                                          Charles Appleby,
                                          Chairman
                                          Michael Arnouse
                                          Amiel Samuels

The Audit Committee charter is included as Appendix A.

                                                                      APPENDIX D

                                 FORM OF PROXY

                               RSTAR CORPORATION
                       3000 EXECUTIVE PARKWAY, SUITE 150
                              SAN RAMON, CA 94583

          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF rStar CORPORATION FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2002 BEGINNING AT 10:00 A.M. LOCAL TIME, AT 3000 EXECUTIVE PARKWAY, SUITE 150, SAN RAMON, CA 94583.

     The undersigned shareholder of rStar Corporation (the "COMPANY"), a Delaware corporation, hereby appoints Messrs. David Wallace and Lance Mortensen, or either of them, as Proxies for the undersigned with full power of substitution, to represent and vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Shareholders (the "ANNUAL MEETING")to be held on June 28, 2002, beginning at 10:00 a.m., local time, at 3000 Executive Parkway, Suite 150, San Ramon, California 94583 and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR, THE PROPOSAL AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SPACENET TRANSACTION. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SET FORTH ON THE REVERSE SIDE, BUT IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                               RSTAR CORPORATION

1. To ratify the May 21, 2001 issuance of 19,396,552 Shares of rStar Common Stock, par value per of $0.01 to Gilat Satellite Networks (Holland) B.V., an affiliate of Spacenet Inc. ("Spacenet"), in consideration for satisfaction of approximately $45 million in capital lease and other accrued liabilities then owed by rStar to Spacenet.

                FOR  [  ]        AGAINST  [  ]       ABSTAIN  [  ]

2. In their discretion, Messrs. David Wallace and Lance Mortensen are authorized to vote upon such other business as may properly come before the Annual Meeting, including and adjournment or postponement thereof.

                FOR  [  ]        AGAINST  [  ]       ABSTAIN  [  ]

                                          DATED: , 2002

                                          --------------------------------------
                                          (SIGNATURE)

                                          --------------------------------------
                                          (SIGNATURE)

NOTE: Please sign exactly as your name appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)

                                       D-2